Exhibit 2.3
STOCK PURCHASE AGREEMENT
By and Among
BRIDAS INTERNATIONAL HOLDINGS LTD.,
BRIDAS CENTRAL COMPANY, LTD.,
ASSOCIATED PETROLEUM INVESTORS LIMITED,
and
ALLIS-CHALMERS ENERGY INC.
Dated as of April 27, 2006

i

ii

EXHIBITS

Exhibit A	Investor Rights Agreement
Exhibit B	Escrow Agreement
Exhibit C	Letter of Credit
Exhibit D	Mutual Release

iii

STOCK PURCHASE AGREEMENT
     STOCK PURCHASE AGREEMENT, dated as of April 27, 2006, by and among BRIDAS INTERNATIONAL HOLDINGS LTD., a British Virgin Islands international business company (“BIH”), BRIDAS CENTRAL COMPANY LTD., a British Virgin Islands international business company (“BCC”), ASSOCIATED PETROLEUM INVESTORS LIMITED, a British Virgin Islands international business company (“API”), and ALLIS-CHALMERS ENERGY INC., a Delaware corporation (“Buyer”). BIH, BCC and API are referred to herein each as a “Seller” and collectively as “Sellers.”
RECITALS
     WHEREAS, BIH, BCC and API are the owners of 42,963,374 shares (the “Shares”) of DLS Drilling Logistics and Services Corporation, a British Virgin Islands international business company (the “Company”), which shares constitute all of the issued and outstanding shares of the Company on the date hereof;
     WHEREAS, the Company and its Subsidiaries own and operate drilling rigs, workover rigs and pulling rigs and provide related oil and gas drilling services in Argentina and Bolivia (the “Business”); and
     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, the Shares, upon the terms and subject to the conditions set forth herein.
     NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):
     “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) relating to any merger, consolidation, share exchange, recapitalization, liquidation, dissolution or other direct or indirect business combination or reorganization involving the Company or any Subsidiary, the sale, transfer, lease, exchange, license or other disposition of all or substantially all of the assets or any equity securities of the Company or any Subsidiary, or any other similar transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated by this Agreement or which could reasonably be expected to diminish significantly the benefits to Buyer or its Affiliates of the transactions contemplated hereby.

     “Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person, including, with respect to any Person who is an individual, (i) the spouse or any descendant of such Person and (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding a 50% or more controlling interest of which are such Person and/or such other Persons referred to in the immediately preceding clause (i). The term “control”, for the purposes of this definition, means the power to direct or cause the direction of the management or policies of the controlled Person.
     “Agreement” means this Stock Purchase Agreement, as it may hereafter be amended from time to time, together with the Schedules hereto, as they may hereafter be amended or updated from time to time in accordance with the terms hereof.
     “Business Day” means any day, other than a Saturday or Sunday, on which banks in Houston, Texas, New York, New York or Buenos Aires, Argentina are required to be open for regular banking business.
     “Buyer” has the meaning set forth in the first paragraph of this Agreement.
     “Capital Expenditures” means expenditures qualifying as capital expenditures pursuant to GAAP, but excluding any payroll expenses or employee wages and benefits in respect of Company Employees that are capitalized or otherwise included in capital expenditures.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
     “Company” has the meaning set forth in the Recitals of this Agreement.
     “Company Employee” means an employee of the Company or any Subsidiary.
     “Encumbrance” means any lien, pledge, security interest, claim, easement or other encumbrance; provided, however, that this definition of “Encumbrance” shall not include: with respect to all property other than the Shares and the equity interests in the Subsidiaries, (a) liens for (i) Taxes the validity of which are being contested in good faith in appropriate proceedings and for which appropriate reserves have been made and (ii) current Taxes not yet due and payable, including liens for nondelinquent ad valorem Taxes and nondelinquent statutory liens arising other than by reason of any default on the part of any Seller, the Company or any Subsidiary for which appropriate reserves have been established and are reflected on the relevant financial statements, (b) such liens, minor imperfections of title or easements on real property, leasehold estates or personalty as do not detract from the value thereof in a material respect and do not interfere in a material respect with the present use of the property subject thereto, and (c) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’, carriers’, warehousemen’s, purchase money and other like liens arising in the ordinary course of business or relating to any construction, rebuilding or repair of any property leased pursuant to any lease agreement, so long as any such lien does not materially impair the value of such leased property.
     “Environmental Laws” means any laws, rules, regulations, statutes, ordinances or orders of any Governmental Authority relating to (a) the protection of the air, water or land, (b) the regulation of solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful to human health or the environment.
     “Environmental Permits” means all permits, approvals, licenses, registrations, identification numbers and other authorizations required under any Environmental Law.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “GAAP” means generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.
     “Governmental Authority” means any nation or government, any federal, state, municipal or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (i) in respect of borrowed money;
     (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (iii) in respect of banker’s acceptances;
     (iv) in respect of capital lease obligations;
     (v) in respect of the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable; or
     (vi) representing interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates; commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates; other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or currency exchange rates; and letters of credit and reimbursement obligations with respect to letters of credit, in each case supporting obligations of the types described in the preceding clauses (collectively, “Hedging Obligations”), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

     In addition, the term “Indebtedness” includes all Indebtedness of others secured by an Encumbrance on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person).
     “Investor Rights Agreement” means the Investor Rights Agreement between Buyer and Sellers in the form attached hereto as Exhibit A.
     “Loss” means any and all claims, losses, liabilities, and damages and costs and expenses (including attorney’s fees and expenses) related thereto.
     “Material Adverse Effect” means any adverse change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances or effects, is or would reasonably likely be materially adverse to the business, operations, assets, liabilities (including, without limitation, contingent liabilities), or condition (financial or otherwise), or results of operations of a Person and its subsidiaries, taken as a whole; provided that, except as otherwise provided in Section 8.1 and Section 8.2, Material Adverse Effect shall not include any event, change in or effect upon the financial condition, operating results or business of the Company or any Subsidiary, directly or indirectly arising out of, attributable to or as a consequence of: (i) changes in law or any Governmental Authority’s policy or regulations or conditions, events or circumstances generally affecting the oil and gas industry, relevant securities markets or the overall economy of any relevant jurisdiction or (ii) disruption resulting from the transactions contemplated by this Agreement, including the public announcement thereof.
     “Person” means any individual, corporation, company, partnership (limited or general), joint venture, limited liability company, association, trust or other entity.
     “Restricted Area” means North America, South America, Central America (including the Caribbean but excluding Cuba), Russia, the Commonwealth of Independent States, the Middle East and Africa.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933.
     “Seller” and “Sellers” have the meaning set forth in the first paragraph of this Agreement.
     “Sellers’ Knowledge” and “to the knowledge of any Seller” means the extent of actual knowledge (excluding any imputed knowledge or matters which should have been known) of any of Alejandro Pedro Bulgheroni, Carlos Alberto Bulgheroni, Gianni Dell Orto, Martin Zoldi, Elena Rebolo Blanco, Victoria T. Lopez de Zelasco and Juan Jorge Mauri, after reasonable due inquiry with regard to the subject matter to which the phrase “Sellers’ Knowledge” or “to the knowledge of any Seller” or any similar phrase relates.
     “Shares” has the meaning set forth in the Recitals of this Agreement.
     “Subsidiaries” or “Subsidiary” means (a) as of the date hereof, the Persons or a Person, as the case may be, listed in Section I of Schedule 1.1(a) and (b) as of the Closing Date, the Persons or a Person, as the case may be, listed in Section II of Schedule 1.1(a).

     “Tax” means (i) all taxes, charges, fees, surcharges and levies, including without limitation those based upon gross or net income, gross receipts, franchises, premiums, profits, sales, use, value added, transfer, employment or payroll, any ad valorem, environmental, excise, license, occupation, property, severance, stamp, withholding, or windfall profit tax, any custom duty or other tax, together with any interest credit or charge, penalty, addition to tax or additional amount imposed by or payable to any Taxing Authority; (ii) any liability to any Taxing Authority for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a member of a consolidated, affiliated, unitary or combined group with any other entity at any time on or prior to the Closing Date; and (iii) any liability to any Taxing Authority for the payment of any amount of the type described in the preceding clauses (i) or (ii) as a result of a contractual obligation to any other Person.
     “Tax Return” means, with respect to any Person or group of Persons, all reports, estimates, extension requests, information statements and returns relating to, or required to be filed in connection with, any payment of any Tax.
     “Taxing Authority” means the Administración Federal de Ingresos Públicos , the Servicio de Impuestos Nacionales and any other Governmental Authority responsible for the administration of any Tax.
     “Wire Transfer” means a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or accounts as shall have been designated by notice to the paying party.
ARTICLE II
PURCHASE OF SHARES
     Section 2.1 Purchase of Shares.Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Shares for aggregate consideration consisting of (x) US$102,362,000 (the “Cash Consideration”) payable at Closing in immediately available funds to such account or accounts previously designated by Sellers and (y) 2,500,000 shares of common stock, US$.01 par value (“Buyer Common Stock”) to be issued by Buyer (such shares of Buyer Common Stock being referred to herein as the “Stock Consideration” and, together with the Cash Consideration, the “Purchase Price”).
     Section 2.2 Adjustments for Changes in Capitalization. References to the Stock Consideration shall include any stock, securities, cash or other property that may be received by a Seller who is issued a share of Stock Consideration on the Closing Date in respect of such share. In the event of a reclassification, recapitalization, subdivision, combination, conversion or stock split of the Buyer Common Stock into a greater or lesser number of shares of Buyer Common Stock, or any dividend on the Buyer Common Stock payable in additional shares of Buyer Common Stock, in each case, between the date of this Agreement and the Closing all references to numbers of shares of Buyer Common Stock shall be appropriately adjusted to reflect such reclassification.

     Section 2.3 Escrow.
     (a) Subject to Article VII and Article IX, the Stock Consideration shall be issued and outstanding for all purposes and held in escrow by JPMorgan Chase & Co. (“Escrow Agent”) until 18 months after the Closing Date (the “Escrow Termination Date”) pursuant to the terms of an escrow agreement in substantially the form attached hereto as Exhibit B (the “Escrow Agreement”); provided, however, that if on the Escrow Termination Date any claims for indemnification have not been resolved or paid in full, such Escrow Termination Date shall be extended and that portion of the Stock Consideration having a value, determined as of the Escrow Termination Date, equal to the lesser of (i) the amount of the claims for indemnification that have not been resolved or paid in full and (ii) US$35 million shall be held in escrow by the Escrow Agent for so long as any of such claims for indemnification have not been resolved or paid in full. When a claim has been resolved or paid in full, the portion of the Stock Consideration having a value equal to the amount of the claim that has been resolved or paid in full, determined at the time the claim has been resolved or paid in full, shall no longer be subject to the provisions hereof. At any time following the Closing and prior to the Escrow Termination Date, the Escrow Agent will release the Stock Consideration to Sellers provided that Sellers deliver to Escrow Agent either (i) a letter of credit in substantially the form attached hereto as Exhibit C issued by a commercial bank listed in the Escrow Agreement or any other commercial bank reasonably acceptable to Buyer in the amount of the lesser of (x) the value of the portion of the Stock Consideration to be released from escrow and (y) US$35 million (or, in the event Sellers have previously paid amounts under the indemnification provisions hereof, an amount equal to US$35 million less such amounts previously paid) that may be drawn upon as specified in the Escrow Agreement to satisfy any Seller’s indemnification obligations hereunder or (ii) a copy of an insurance policy in form and substance reasonable acceptable to Buyer issued by an insurance company reasonably acceptable to Buyer that will provide the Escrow Agent with the lesser of (x) the value of the portion of the Stock Consideration to be released from escrow and (y) US$35 million (or, in the event Sellers have previously paid amounts under the indemnification provisions hereof, an amount equal to US$35 million less such amounts previously paid) in coverage for damages arising under this Agreement that would otherwise be payable by Sellers pursuant to the indemnification provisions hereof. Such letter of credit or insurance policy would by its terms remain in full force and effect until the Escrow Termination Date. On the Escrow Termination Date, the Escrow Agent shall deliver to Sellers the remaining Stock Consideration or, as the case may be, any letter of credit or release the insurance policy delivered to the Escrow Agent pursuant to this Section 2.3.
     (b) On and after the Escrow Termination Date, Sellers shall be jointly and severally liable for any indemnity obligation under Article VII. Sellers agree that during the period from the Escrow Termination Date until the termination of the period during which claims can be asserted by Buyer under Article VII, the aggregate shareholder equity of Sellers shall not be less than US$35 million (or, in the event Sellers have previously paid amounts under the indemnification provisions of this Agreement, an amount equal to US$35 million less such amounts previously paid) (the “Post Termination Date Cap Amount”). On the Escrow Termination Date and annually thereafter, within 30 days after completion of Sellers’ audited annual financial statements, Sellers shall provide to Buyer a letter (a “Confirmation Letter”) from their auditors confirming that the aggregate Sellers’ shareholders equity is not less than the Post Termination Date Cap Amount. In addition, during the calendar month that is the sixth month after the date of a Confirmation Letter, Sellers shall provide to Buyer a letter from their auditors that there has not been any change since the date of such last Confirmation Letter that reduces the aggregate shareholder equity of Sellers below the then applicable Post Termination Date Cap Amount.
ARTICLE III
THE CLOSING
     Section 3.1 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the purchase and sale of the Shares (the “Closing”) shall be at 10:00 A.M. local time at the offices of Andrews Kurth LLP located at 450 Lexington Avenue, 15th Floor, New York, New York 10017, on the fifth Business Day following the date on which the last of the conditions set forth in Article VIII (other than those conditions designating instruments, certificates or other documents to be delivered at the Closing) shall have been satisfied or waived, or such other location, date and time as Buyer and Sellers shall agree upon in writing. The date upon which the Closing actually occurs is hereinafter referred to as the “Closing Date” and the Closing shall be effective for all purposes herein as of 12:00 noon Houston, Texas time on the Closing Date (or such other time as Buyer and Sellers shall agree upon in writing).
     Section 3.2 Closing Actions. At the Closing, the parties hereto shall take the following actions:
     (a) Sellers shall deliver to Buyer one or more certificates representing all of the Shares, duly executed in blank or accompanied by share transfer forms duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed, free and clear of all Encumbrances;
     (b) Sellers shall deliver to the Buyer or Buyer’s agent the updated register of shares of the Company, detailing the Buyer as the registered holder of the Shares;
     (c) Sellers shall deliver to Buyer the minute books, share ledgers, corporate seal and all other corporate books and records of the Company and the Subsidiaries, which delivery may be effected by leaving the foregoing books, ledgers, seal and records in the offices of the Company as of the Closing Date and the Investor Rights Agreement duly executed by Sellers;
     (d) Buyer shall deliver to Sellers the Cash Consideration by Wire Transfer. Buyer shall deliver stock certificates in the names and amounts as directed by Sellers representing, in the aggregate, the Stock Consideration and the Investor Rights Agreement duly executed by Buyer;
     (e) Sellers shall deliver stock powers, executed in blank, along with the stock certificates described in clause (d) above to Escrow Agent to be held pursuant to Section 2.3 hereof;
     (f) Buyer shall appoint, or cause to be appointed, Sellers’ designees to the applicable boards of directors or similar management or governing bodies as contemplated under Section 6.18;

     (g) Each party hereto shall deliver to the other the certificates and other documents, as applicable, required to be delivered by such party pursuant to Article VIII hereof; and
     (h) Upon receipt of the Shares, Buyer shall deliver to Sellers a receipt evidencing receipt of the Shares and, upon receipt of the Purchase Price, Sellers shall deliver to Buyer a receipt evidencing receipt of the Purchase Price.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLERS
     Sellers hereby, jointly and severally, represent and warrant to Buyer the following as of the date hereof (provided, however, that the representations and warranties set forth in Section 4.1(b) and in Section 4.3(a), Section 4.3(b) and Section 4.5(b) are made severally and not jointly by each Seller, as to itself and not as to any other Seller):
     Section 4.1 Organization and Related Matters.
     (a) The Company is an international business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has the corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all of its properties and assets, and is duly licensed or qualified to do business and is in good standing in each jurisdiction identified on Schedule 4.1(a) in which the nature of the business there conducted by it or the character of the assets there owned by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect.
     (b) Each Seller is an international business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has the corporate power and authority to own the Shares.
     (c) The minute books of the Company and the Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, Boards of Directors and all committees of the Boards of Directors of the Company and the Subsidiaries. All minutes or resolutions of the Company or the Subsidiaries that, in accordance with the laws and regulations of the British Virgin Islands, Argentina or Bolivia, as applicable, must be filed and/or registered in the Public Register of Commerce and the Commercial Registry of Argentina and any filing or registration required by any other Governmental Authority, respectively, have been filed and/or registered by the Company or the Subsidiaries, as the case may be. Sellers have made complete and accurate copies of all such minute books and the stock register of the Company and each Subsidiary available for review by Buyer.
     (d) The Company does not do business in any province, state, country or commonwealth under any name other than “DLS Drilling Logistics and Services Corporation” and “DLS Argentina Limited.” The Company has registered in Cuba but does not conduct business in or own, lease or operate properties or assets in Cuba.
     Section 4.2 Subsidiaries.

     (a) All of the outstanding equity interests in the Subsidiaries are owned beneficially and of record, directly or indirectly, by the Company, free and clear of any Encumbrances. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority to carry on its business as now being conducted and to own, lease and operate all of its properties and assets. Each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction identified on Schedule 4.2(a) in which the nature of the business there conducted by it or the character of the assets there owned by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect.
     (b) Except for the Subsidiaries, there are no other entities in which the Company owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same.
     (c) The Subsidiaries do not do business in any province, state, country or commonwealth under any names other than those set forth on Schedule 4.2(c). No Subsidiary conducts business in or owns, leases or operates properties or assets in Cuba.
     Section 4.3 Authority; No Violation.
     (a) Each Seller has full corporate power and authority to execute and deliver this Agreement and the other documents required to be executed and delivered by such Seller in connection herewith and therewith (collectively, the “Seller Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Seller Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate action on the part of each Seller, and no other corporate proceedings on the part of any Seller is necessary to approve this Agreement and the other Seller Transaction Documents and to consummate the transactions contemplated hereby or thereby. This Agreement and each other Seller Transaction Document has been duly and validly executed and delivered by each Seller and (assuming the due authorization, execution and delivery of this Agreement and each other Seller Transaction Document by the other party or parties thereto) constitute the valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms.
     (b) Neither the execution and delivery of this Agreement or any other Seller Transaction Document by each Seller, nor the consummation by such Seller of the transactions contemplated hereby or thereby to be performed by it, nor compliance by such Seller with any of the terms or provisions hereof or thereof, will (i) violate any provision of the applicable governing documents of such Seller, or (ii) (A) violate any applicable law with respect to such Seller, or any of its properties or assets, (B) result in the creation of any Encumbrance upon any of the Shares being sold hereunder by such Seller, or (C) violate, conflict with, result in a breach of any provision of, or constitute a default under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Seller is a party, or by which such Seller or any of its properties or assets may be bound or affected, except, with respect solely to clause (C) above, for such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     (c) Neither the execution and delivery of this Agreement or any other Seller Transaction Document by any Seller, nor the consummation by any Seller of the transactions contemplated hereby or thereby to be performed by it, nor compliance by any Seller with any of the terms or provisions hereof or thereof, will (i) violate any provision of the applicable governing documents of the Company, or any Subsidiary, or (ii) (A) violate any applicable law with respect to the Company, any Subsidiary, or any of their respective properties or assets, (B) result in the creation of any Encumbrance upon any of the assets or properties of the Company or any Subsidiary, or (C) violate, conflict with, result in a breach of any provision of, or constitute a default under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, or any Subsidiary is a party, or by which the Company, or any Subsidiary or any of their respective properties or assets may be bound or affected, except, with respect solely to clause (C) above, for such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     Section 4.4 Consents and Approvals.
     Except for (i) the filings, notifications, authorizations, consents, orders or approvals listed in Schedule 4.4, (ii) filings, notifications, authorizations, consents, orders or approvals, if any, required under applicable requirements of applicable Argentine competition/anti-trust laws, and (iii) such other filings, notifications, authorizations, consents, orders or approvals, the failure of which to make or obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the other Seller Transaction Documents, or the performance by Seller of any of its obligations hereunder or thereunder, no authorizations, consents, orders or approvals of or filings with or notifications to any Governmental Authority or third party are necessary in connection with the execution and delivery by Sellers of this Agreement or any other Seller Transaction Document and the consummation by Sellers of the transactions contemplated hereby or thereby.
     Section 4.5 Stock Ownership.
     (a) The authorized equity securities of the Company consist of 70,000,000 ordinary shares, par value US$1.00 per share, of which 42,963,374 shares are issued and outstanding and constitute the Shares. There are no shares of the Company issued or outstanding other than the Shares. Other than as created by this Agreement in favor of the Buyer, there is no outstanding option, warrant, right, subscription, call, unsatisfied preemptive right, convertible or exchangeable security, or other agreement or right of any kind to purchase or otherwise acquire any ownership interest in the Company. All of the issued and outstanding equity interests in the Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights, and are owned beneficially and of record by the Company or another of the Subsidiaries, free and clear of all Encumbrances. There is no outstanding option, warrant, right, subscription, call, unsatisfied preemptive right, convertible or exchangeable security, or other agreement or right of any kind to purchase or otherwise acquire, in each case from the Company or any Subsidiary, any equity interests in any Subsidiary. There is no outstanding security of any kind convertible into or exchangeable for equity interests in any Subsidiary and there is no outstanding contract or other agreement of Sellers, the Company, or any Subsidiary to purchase, redeem or otherwise acquire any outstanding equity interests in the Company or any Subsidiary. None of the outstanding equity securities or other securities of the Company or any Subsidiary was issued in violation of any applicable securities law.
     (b) Each Seller owns beneficially and of record all of the Shares being sold by it hereunder, free and clear of all Encumbrances. Each Seller has the full and unrestricted power to sell, assign, transfer and deliver the Shares being sold by it hereunder to Buyer upon the terms and subject to the conditions of this Agreement, free and clear of all Encumbrances. All of the Shares being sold by each Seller are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. Upon consummation of the transactions contemplated hereby, Buyer will own all of the issued and outstanding capital stock of the Company free and clear of all Encumbrances.
     Section 4.6 Financial Statements.
     (a) Sellers have previously made available to Buyer true and correct copies of audited consolidated financial statements for the Company and the Subsidiaries as of and for the years ended December 31, 2005, 2004 and 2003 (collectively, the “Company GAAP Financial Statements”) and interim unaudited consolidated financial statements for the Company and the Subsidiaries as of and for the three months ended March 31, 2006 (the “Interim Financial Statements”). The Company GAAP Financial Statements and Interim Financial Statements are attached as Schedule 4.6. Each of the balance sheets included in the Company GAAP Financial Statements fairly presents in all material respects the financial position of the Company and the Subsidiaries as of its date and each of the statements of operations and cash flow statements included in the Company GAAP Financial Statements fairly presents in all material respects the results of operations and cash flows of the Company and the Subsidiaries for the period therein set forth, in each case in accordance with GAAP applied on a consistent basis (except as may be disclosed in the notes thereto). The Interim Financial Statements were prepared in a manner consistent with that employed in the Company GAAP Financial Statements. The Interim Financial Statements do not contain footnote disclosures and are subject to normal recurring year-end adjustments that are not expected to be material in amount or effect, but otherwise fairly present in all material respects the financial position and results of operations of the Company and the Subsidiaries for the periods and as of the dates therein set forth.
     (b) The books of account and other financial records of the Company and each Subsidiary: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Company and the Subsidiaries or statutory accounting principles, as applicable, in a manner that is expressly disclosed, (ii) are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies, and (iii) have been maintained in accordance with good business, accounting and actuarial practices, as applicable.
     (c) The Company’s auditors and the board of directors of the Company have not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s or any Subsidiary’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any Subsidiary’s internal controls. There have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     Section 4.7 No Other Broker. Other than Simmons & Company International, the fees and expenses of which will be paid (subject to the provisions of Section 6.3) by the Company, no broker, finder or similar intermediary has acted for or on behalf of Sellers or the Company or the Subsidiaries, or is entitled to any broker’s, finder’s or similar fee or other commission from Sellers, the Company or the Subsidiaries, in connection with this Agreement or the transactions contemplated hereby.
     Section 4.8 Legal Proceedings. Except as set forth on Schedule 4.8, there are no pending, and neither the Company nor any Subsidiary has received any written notice threatening any, material actions, suits, investigations, audits, administrative proceedings, requests for information or proceedings against or otherwise affecting the Company or any Subsidiary or any of their respective properties or assets, their ability to conduct the Business or challenging the validity or propriety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment or decree imposed upon the Company or any Subsidiary, or any of their respective properties or assets.
     Section 4.9 No Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved against on the Company GAAP Financial Statements or the Interim Financial Statements or in Schedule 4.9, (ii) liabilities to unrelated third parties incurred since March 31, 2006 in the ordinary course of business consistent with past practice or the provisions of Section 6.1(a) hereof, or (iii) liabilities that are immaterial and not required by GAAP to be disclosed in financial statements or footnotes to financial statements, no liabilities have been incurred by the Company or the Subsidiaries.
     Section 4.10 Compliance with Applicable Law.
     (a) The Company and each Subsidiary hold in full force and effect all material licenses, franchises, permits and authorizations (“Permits”), other than Environmental Permits (which are addressed solely in Section 4.18), necessary for the lawful ownership and use of their respective properties and assets and the conduct of the Business under applicable laws relating to the Company and the Subsidiaries. The Company and each Subsidiary has, in all material respects, duly performed, observed and complied with all covenants, restrictions, conditions, agreements, statutory requirements, orders, building and zoning regulations, planning ordinances and other regulations, affecting the land and the buildings owned or leased by the Company and each Subsidiary, and the use thereof. Except as set forth on Schedule 4.10(a), there has been no material violation by the Company or any of the Subsidiaries of any Permit nor has any Seller, the Company or any Subsidiary received written notice asserting any such violation. Schedule 4.10(a) also contains a list of the licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities under which the Company and each Subsidiary are currently operating their respective businesses.

     (b) Except as set forth on Schedule 4.10(b), the Company and each Subsidiary is in compliance in all material respects with each applicable law or regulation relating to it, the Business or any of the Company’s or any Subsidiaries’ assets, properties or operations (current and proposed).
     Section 4.11 Absence of Certain Changes. Except (i) as reflected on the Company GAAP Financial Statements or the Interim Financial Statements, (ii) as previously disclosed to Buyer with respect to the transfer of certain oil and gas working interests to Rio Barrancas S.A., or (iii) as otherwise contemplated or permitted by this Agreement, or (iv) as otherwise approved by the prior written consent of Buyer, since March 31, 2006, the Company and the Subsidiaries, taken as a whole, (x) have conducted their business in the ordinary course of business consistent with past practice and (y) no Seller nor any of the Company or the Subsidiaries has:
     (a) taken any action, or failed to take any action, that has caused the assets or properties (whether tangible or intangible) of the Company or any Subsidiary to be subjected to any Encumbrance;
     (b) made any change in its fiscal year, except as required by law, GAAP or statutory accounting practices of its jurisdiction of domicile or made any change in its accounting methods, principles or practices or any change in depreciation or amortization policies or rates therefor adopted by it;
     (c) issued, sold, pledged, encumbered or disposed of, any of its equity securities, or any option, warrant or other right to acquire the same or incurred any Indebtedness;
     (d) split, combined or reclassified any shares, or redeemed, repurchased or otherwise acquired any of its shares;
     (e) merged with, entered into a consolidation with or acquired or sold an interest of 5% or more in any Person or acquired or sold, in one transaction or a series of related transactions, a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired or sold any assets or securities other than in the ordinary course of the Company’s business consistent with past practice;
     (f) except in the ordinary course of business or as required by law, rule or regulation, contract or any collective bargaining agreement, granted or committed to any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable to any of its employees or directors, including any increase or change pursuant to any Benefit Plans;
     (g) amended its organizational documents;
     (h) paid, discharged, settled or satisfied any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) except (i) where the amount that remains to be paid after the Closing Date is US$250,000 or less, (ii) for repayment of Indebtedness or (iii) for payment of contractual obligations (other than Indebtedness) when due in the ordinary course of business;

     (i) renewed, amended, modified or terminated any of its contracts or arrangements, or assigned any of its rights, thereunder except (i) for such renewals, amendments, modifications, terminations, or assignments, as well as the expiration of contracts or agreements, as may be effectuated by the terms of such contracts or arrangements without affirmative act by the Company or any of the Subsidiaries, (ii) as may have been made in the ordinary course of business, or (iii) as would not materially alter any rights under such contract or arrangement in a manner unfavorable to the Company or the Subsidiaries;
     (j) declared, set aside or paid any dividend or other distribution on or in respect of any equity securities;
     (k) suffered a Material Adverse Effect; or
     (l) agreed, whether in writing or otherwise, to take any of the actions that Sellers represent in this Section 4.11 have not been taken, except as expressly contemplated by this Agreement.
     Section 4.12 Intellectual Property.
     Schedule 4.12 lists all material trademarks, trade names, service marks, service names, logos, assumed names, copyrights, patents or registrations and applications therefore, and software and other licenses which the Company and the Subsidiaries owns or has a right to use (each, an “Intellectual Property Asset”), which constitute all Intellectual Property Assets necessary to conduct the Business. Neither the Company nor any Subsidiary has engaged in any infringement of the intellectual property rights of others with respect to any such Intellectual Property Asset.
     Section 4.13 Benefit Plans.
     (a) Except as set forth in Schedule 4.23, Schedule 4.13(a) sets forth a list, as of the date of this Agreement, of all material deferred compensation, retirement, profit-sharing, and pension benefit plans, and all material incentive compensation plans, bonus plans, plans providing for stock ownership, stock purchase, stock options, phantom stock, severance, change in control, , dependent care, medical care, dental care, vision care, insurance (including death and disability), employee assistance, education assistance or tuition assistance plans or programs and employee welfare benefit plans maintained or sponsored by the Company or any of the Subsidiaries with respect to Company Employees, as well as the written vacation/sick policy of the Company and the Subsidiaries, and any executive employment, compensation or severance agreement, written or otherwise, that was sponsored, entered into, or maintained by the Company or any of the Subsidiaries, in each case during the six year period ending on the date of this Agreement and for which the Company or any Subsidiary will incur any liability after the Closing Date (the “Benefit Plans”).
     (b) Copies of all Benefit Plans concerning which Buyer or Buyer’s Affiliates will incur any liability after the Closing Date have been made available to Buyer. Sellers have also made available to Buyer descriptions of all lawsuits, claims filed and pending (other than for benefits in the normal course), grievances pending and similar formal actions pending of which

Sellers are aware with respect to the Benefit Plans. The Benefit Plans are in compliance in all material respects with all applicable laws and regulations.
     Section 4.14 Taxes.
     (a) The Company and the Subsidiaries have timely filed with the appropriate Taxing Authorities all Tax Returns required to be filed (taking into account all valid extensions) prior to the date hereof and all such Tax Returns are true, complete and accurate and were assessed and prepared in compliance in all material respects with all laws and regulations.
     (b) All Taxes that are due and payable by the Company and the Subsidiaries have been timely paid, except such Taxes, if any, as (i) are set forth on Schedule 4.14, (ii) are being contested in good faith as described on Schedule 4.14, and (iii) for which adequate reserves have been provided in the relevant financial statements. The unpaid Taxes of the Company and the Subsidiaries for tax periods through March 31, 2006 do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Interim Financial Statements.
     (c) Neither the Company nor any Subsidiary is or will be liable for amounts pursuant to any tax sharing agreement, indemnity or similar agreement or arrangement.
     (d) There are no Encumbrances on any of the assets of the Company or any Subsidiary arising from or related to any Taxes (other than Taxes that are not due as of the date of determination).
     (e) The Company and the Subsidiaries have timely and adequately withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, equity holder or other third party.
     (f) Neither the Company nor any Subsidiary has received notice of a determination by a Taxing Authority that Taxes are owed by the Company or any Subsidiary and no Tax deficiency is proposed or threatened. No audit or other administrative or court proceeding exists or has been initiated with regard to any Taxes of or with respect to the Company or any Subsidiary, and neither the Company nor any Subsidiary has received any notice that any such audit or other administrative or court proceeding is pending or threatened with respect to any Taxes or with respect to the Company or any Subsidiary.
     (g) Neither the Company nor any Subsidiary has requested an extension of time within which to file any Tax Return in respect of any taxable year that has subsequently not been filed and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company or any Subsidiary.
     (h) Attached as Schedule 4.14(h) is a true copy of the Memorandum dated April 17, 2006 addressed to the Company by its tax consultant in respect of certain tax deductions.
     (i) No claim has ever been made by a Tax Authority in a jurisdiction in which the Company or any Subsidiary does not pay Taxes or file Tax Returns that such entity is or may be subject to Tax in such jurisdiction. Neither the Company nor any Subsidiary has commenced activities in any jurisdiction which will result in an initial payment of Taxes or filing of any Tax Return in a jurisdiction that such entity had not previously been required to pay or file in the immediately preceding tax period.
     Section 4.15 Contracts.
     (a) Set forth on Schedule 4.15(a) hereto is a complete and accurate list setting forth, as of the date hereof, (i) all contracts pursuant to which (A) the Company or any Subsidiary is a party and (B) the Company or any Subsidiary has any obligations to the contract counterparty in excess of US$100,000 per calendar year, (ii) all contracts pursuant to which (A) the Company or any Subsidiary is a party and (B) the contract counterparty has any obligations to the Company or any Subsidiary for monthly recurring charges of at least US$10,000, (iii) all contracts that limit or prevent or purport to limit or prevent the Company or any Subsidiary, or that following the Closing would limit or prevent or purport to limit or prevent Buyer or any of its subsidiaries, from operating in any line of business or with any Person or in any geographic area and (iv) all contracts and agreements relating to Indebtedness of the Company or any Subsidiary, in each case other than Leases (the foregoing contracts are referred to herein collectively as the “Contracts”). Neither Sellers, the Company, nor any Subsidiary has received written notice of a cancellation of or an intent to cancel any Contract.
     (b) Each Contract is legal, valid, binding, and enforceable in accordance with its terms against the other parties thereto, is in full force and effect, and will not cease to be in full force and effect as a result of the consummation of the transactions contemplated by this Agreement.
     (c) (i) No officer of the Company or Sellers has received any notice of any breach under any Contract, other than such breaches or defaults by the Company or any Subsidiary that would cost less than US$250,000 in the aggregate for the Company or any Subsidiary to cure, and (ii) to Sellers’ Knowledge, no other party to any Contract is in breach thereof or default thereunder.
     (d) Neither the Company nor any Subsidiary has given or made any warranties in connection with the sale or rental of goods or services on or prior to the Closing, including, without limitation, warranties covering the customer’s consequential damages, except for obligations assumed under contracts with customers as agreed upon in the normal course of business.
     Section 4.16 Assets.
     (a) Schedule 4.16(a) sets forth each drilling rig, workover rig and pulling rig that is owned or leased, indicating its location and whether it is owned or leased. Except for Encumbrances reflected in the Interim Financial Statements or Schedule 4.16(a), the Company and the Subsidiaries have, as applicable, good title to, or valid and subsisting leasehold interests in, all material personal property, which includes those rigs set forth on Schedule 4.16(a), and other assets on their books and reflected on the Company’s balance sheet at March 31, 2006 included as part of the Interim Financial Statements or acquired in the ordinary course of business consistent with past practice since March 31, 2006 that would have been required to be reflected in the Interim Financial Statements if acquired on or prior to such date, other than assets that have been disposed of in the ordinary course of business consistent with past practice, which, for purposes of this Section 4.16(a) such dispositions in the ordinary course of business, shall include the transfer of certain exploration participations in Argentina to Rio Barrancas S.A.. None of the personal property or assets of the Company or any Subsidiary is subject to any Encumbrance, except for Encumbrances reflected in the Interim Financial Statements or Schedule 4.16(a).
     (b) The buildings, plants, structures, drilling rigs, workover rigs, pulling rigs and equipment owned or used by the Company and the Subsidiaries (i) are in sufficient operating condition and repair and (ii) are adequate for the uses to which they are being put. The building, plants, structures, drilling rigs, workover rigs, pulling rigs and equipment of the Company and the Subsidiaries are sufficient for the continued conduct of the Business after the Closing, without filing with or consents or approvals from any Governmental Authority or other third party.
     Section 4.17 Transactions with Certain Persons. Except as disclosed on Schedule 4.17, neither any Seller, any Affiliate of any Seller, any officer or director of any Seller, any Affiliate of any Seller, the Company or any Subsidiary, nor, to Sellers’ Knowledge, any employee who is not an officer or director of any Seller, any Affiliate of any Seller, the Company or any Subsidiary, nor any member of any such Person’s immediate family, is now a party, directly or indirectly, to any transaction with the Company or any Subsidiary, including any contract or other binding arrangement (i) providing for the furnishing of services by such Person (except in such Person’s capacity as an officer, director, employee or consultant), (ii) providing for the rental of real or personal property from such Person, or (iii) otherwise requiring payments (whether pursuant to indebtedness or otherwise) to such Person (other than for services as an officer, director, employee or consultant of any Seller, the Company, any Subsidiary or any of their respective Affiliates) and otherwise disclosed pursuant to this Agreement.
     Section 4.18 Environmental Laws. The Company and each Subsidiary is in compliance in all material respects with all applicable Environmental Laws in the country in which it operates, and possesses and is in compliance in all material respects with all Environmental Permits required under such laws for the conduct of its business operations. To Sellers’ Knowledge, there are no past events or conditions that would give rise to any material liability of the Company or any Subsidiary under any Environmental Law and there has been no release of hazardous materials at any property owned, or operated by the Company or any Subsidiary now or in the past that would give rise to any material liability of the Company or any Subsidiary under any Environmental Law. No written notice, demand, request for information, citation or complaint has been received by the Company or any Subsidiary from, and no action or proceeding is pending or, to Sellers’ Knowledge, threatened by, any Governmental Authority against the Company or any Subsidiary, with respect to any Environmental Law.
     Section 4.19 Insurance.
     (a) Sellers have delivered to Buyer:

          (i) true and complete copies of all material policies of insurance to which the Company or any Subsidiary is a party or under which the Company or any Subsidiary, or any employee, officer or director of the Company or any Subsidiary, is or has been covered at any time within the three years preceding the date of this Agreement;
          (ii) true and complete copies of all material pending applications for policies of insurance; and
          (iii) any statement by the auditor of the Company’s consolidated financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims.
     (b) Set forth on Schedule 4.19(b) is a description of:
          (i) any self-insurance arrangement by or affecting the Company or any Subsidiary, including any reserves established thereunder;
          (ii) all obligations of the Company or any Subsidiary to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.
     (c) Schedule 4.19(c) sets forth for the Company and the Subsidiaries, by year, for the current policy year and each of the three preceding policy years:
          (i) a summary of the loss experience under each policy;
          (ii) a statement describing each claim under an insurance policy for an amount in excess of US$100,000, which sets forth:
               (A) the name of the claimant;
               (B) a description of the policy by insurer, type of insurance, and period of coverage; and
               (C) the amount and a brief description of the claim; and
          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.
     (d) All policies to which the Company or any Subsidiary is a party or that provide coverage to the Company or any Subsidiary or any director, officer or employee of the Company or any Subsidiary:
          (i) are valid, outstanding, and enforceable;
          (ii) are sufficient for compliance with all legal requirements and Contracts to which the Company or any Subsidiary is a party or by which it is bound;

          (iii) will continue in full force in accordance with such policies’ terms following the consummation of the transactions contemplated hereby and will not terminate as a consequence thereof; and
          (iv) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company or any Subsidiary.
     (e) With respect to an insurance policy currently in effect, the Company nor any Subsidiary has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that such policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.
     (f) The Company and each Subsidiary has paid all premiums due and payable, and has otherwise performed all of its respective obligations, under each policy to which the Company or any Subsidiary is a party or that provides coverage to the Company or any Subsidiary or any officer, employee or director thereof.
     (g) The Company has given notice to the insurer of all claims that may be insured thereby.
     Section 4.20 Real Property.
     (a) Schedule 4.20(a) sets forth a list of the parcels of real property owned by the Company and any of the Subsidiaries (together with the fixtures and improvements thereon, the “Owned Real Property”). Except as set forth on Schedule 4.20(a), the Company and the Subsidiaries have good and marketable title to their Owned Real Property, free and clear of all Encumbrances.
     (b) Schedule 4.20(b) lists all leases of, and licenses for, real property to which the Company or any Subsidiary is a party (collectively, the “Leases”).
     (c) Each such Lease is legal, valid, binding, enforceable and in full force and effect in accordance with its terms and represents the entire agreement between the respective landlord and tenant with respect to such property; (ii) subject to the receipt of any consent or the delivery of any notification required under such Lease, such Lease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect (except to the extent any such Lease is amended in connection with the transactions contemplated by this Agreement) as a result of the consummation of the transactions contemplated by this Agreement; (iii) no Seller nor the Company or any Subsidiary has received any notice of cancellation or termination under such Lease and no lessor has any right of termination or cancellation under such Lease except in accordance with its terms or in connection with the default of a Seller, the Company or a Subsidiary, as applicable, thereunder; (iv) no Seller, nor the Company or any Subsidiary has received any notice of a breach or default under such Lease, which breach or default has not been cured; (v) except as set for in Schedule 4.20 (b) no Seller, nor the Company or any Subsidiary has granted to any other Person (other than the lessor thereunder) any rights, adverse or otherwise, under such Lease; (vi) no Seller, nor the Company or any Subsidiary, nor, to the knowledge of any Seller, any other party to such

Lease, is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such Lease; and (vii) the rental set forth in such Lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.
     (d) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of any Seller, threatened against any material real property leased by the Company or any Subsidiary.
     Section 4.21 Receivables. All accounts receivable of the Company and the Subsidiaries that are reflected on the Company GAAP Financial Statements or the Interim Financial Statements (collectively, the “Receivables”) represent valid obligations collectible net of the respective reserves shown on the Company GAAP Financial Statements or the Interim Financial Statements. Subject to such reserves, each of the Receivables either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of a Receivable relating to the amount or validity of such Receivable. Schedule 4.21 contains a complete and accurate list of all Receivables as of March 31, 2006, which list sets forth the aging of such Receivables.
     Section 4.22 Labor and Employee Relations.
     (a) Part I of Schedule 4.22 contains a full, complete and accurate list as of March 31 2006 of all Company Employees, including their salary, rank or post held, seniority and date of employment, and Part II of Schedule 4.22, contains the calculation of the termination severance which would be due to Company Employees as of March 31, 2006, under the applicable labor law and regulations and/or any collective or individual labor contract to which the Company or any Subsidiary may be a party.
     (b) The Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Subsidiary except DLS Argentina Limited (Sucursal Argentina) that is bound to the Private Oil Industry Collective Bargaining Agreement Nbr. 396/04 and DLS Corporation Sucursal Bolivia that is bound by internal rules regarding employees, copies of which has been provided to Buyer.
     (c) No collective bargaining agreement that is binding on the Company or any Subsidiary restricts any of them from relocating or closing any of their operations.
     (d) A true and complete copy of each written personnel policy, rule and procedure applicable to employees of the Company or any Subsidiary is included in Schedule 4.22(d).
     (e) The Company and each Subsidiary is, and has at all times been, in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, social security and pension contributions and occupational safety and health, and is not engaged in any unfair labor practices, as defined in applicable laws.

     (f) There is no material unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the knowledge of any Seller, threatened before any Governmental Authority.
     (g) To the knowledge of any Seller, no charge with respect to or relating to the Company or any Subsidiary is pending before any Governmental Authority responsible for the prevention of unlawful employment practices.
     (h) Neither the Company nor any Subsidiary has received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any Subsidiary, and no such investigation is in progress.
     (i) Except as disclosed in Schedule 4.22(i), there are no material complaints, lawsuits or other proceedings pending or, to the knowledge of any Seller, threatened in any forum by or on behalf of any present or former employee of the Company or any Subsidiary, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.
     Section 4.23 Certain Employees. Except as set forth in Schedule 4.23, neither the Company nor any Subsidiary is party to any kind of special arrangement with Company Employees or to any agreement of any nature whereby the Company or any Subsidiary is bound to assume commitments other than those obligations established by law or by the applicable collective bargaining agreement.
     Section 4.24 Banks, Brokers and Proxies. Schedule 4.24 sets forth:
     (a) the name of each bank, investment manager, trust company and stock or other broker with which the Company and any Subsidiary maintains an account or from which it borrows money;
     (b) the names of all persons authorized by the Company and any Subsidiary to effect transactions therewith, or to have access to any safe deposit box or vault; and
     (c) all proxies and powers of attorney of the Company and each Subsidiary or each Seller in matters concerning the Business or affairs of the Company and each Subsidiary and all agreements with third parties granting such third parties the authority to bind the Company or any Subsidiary.
     Section 4.25 Absence of Certain Business Practices. No funds, assets or properties of any Seller, the Company or any Subsidiary have been used for illegal purposes. No accumulation or use of any material funds, assets or properties of any Seller, the Company or any such Subsidiary has been made without being properly accounted for in the financial books and records of such Seller, the Company or such Subsidiary. All material payments by or on behalf of any Seller, the Company or any Subsidiary have been duly and properly recorded and accounted for in their financial books and records. No Seller nor the Company or any Subsidiary, nor any director, officer, or, to Sellers’ Knowledge, any agent, employee or other

Person associated with or acting on behalf of any Seller, the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; or (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the Business.
     Section 4.26 Securities Laws.
     (a) Each Seller is acquiring its portion of the Stock Consideration for its own account, without a view to the distribution thereof in violation of the Securities Act. No Seller has any contract, undertaking, agreement, understanding or arrangement with any person to sell, transfer or pledge to any Person any part or all of the Stock Consideration which such Seller is acquiring, or any interest therein, nor has any present plans to enter into the same. Each Seller agrees that it will not transfer any of the Stock Consideration except in compliance with applicable United States and other applicable securities laws.
     (b) Each Seller is an “accredited investor” within the meaning of Regulation D under the Securities Act and was not organized solely for the purpose of acquiring any of the Stock Consideration. Each Seller has adequate means of providing for its current needs and contingencies, has no need now, and anticipates no need in the foreseeable future, to sell its portion of the Stock Consideration, and currently has sufficient net worth and financial liquidity to afford a complete loss of its investment in the Buyer. Each Seller has such knowledge and experience in financial and business matters so that such Seller is capable of evaluating the merits and risks of an investment in the Buyer and has made such evaluation. Each Seller fully understands that the Stock Consideration is a speculative investment which involves a high degree of risk of loss of such Seller’s entire investment. No person or entity, other than the Buyer or its authorized representatives, has offered the Stock Consideration to any Seller. Each Seller is able to bear the economic risk of an investment in the Stock Consideration.
     (c) Each Seller understands that the Buyer has not registered the Stock Consideration under the Securities Act, and each Seller agrees that the Stock Consideration may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act or the availability of an exemption therefrom. Each Seller has had an opportunity to ask questions of and receive answers from the management and authorized representatives of the Buyer, and to review any other relevant documents and records concerning the business of the Buyer, including all of the Buyer Reports (as defined in Section 5.7), and the terms and conditions of this investment, and that any such questions have been answered to such Seller’s full satisfaction. Each Seller understands that no Governmental Authority has passed upon or made any recommendation or endorsement of an investment in the Stock Consideration.
     Section 4.27 Customers. Since March 31, 2006, none of the customers set forth on Schedule 4.27 has cancelled or otherwise modified its relationship with the Company or any Subsidiary and no such Person has advised Sellers of any intention to do so and, to the knowledge of any Seller, the consummation of the transactions contemplated hereby will not adversely affect any of such relationships if the Company continues to conduct the Business in a manner consistent with past practices.

     Section 4.28 Casualties. Since March 31, 2006, neither the Company nor any Subsidiary has been affected in any material way as a result of flood, fire, explosion or other casualty.
     Section 4.29 Transfer of Assets. No liabilities have arisen or will arise or accrue to the Company or any Subsidiary as a result of or in connection with the transfer of assets from Compañia de Perforaciones Rio Colorado S.A. to the Subsidiary, DLS Argentina Limited Sucursal Argentina. The proceedings described in Schedule 4.8 are not liabilities for purposes of this Section 4.29. Attached as Schedule 4.29 is a true copy of the Memorandum dated April 17, 2006 received by the Company from the Company’s tax consultants relating to such transfer of assets.
     Section 4.30 No Other Representation or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, SELLERS ARE NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN, ORAL OR STATUTORY, CONCERNING THE SHARES, EQUITY INTEREST, THE STOCK PURCHASE AGREEMENT OR THE BUSINESS, ASSETS OR LIABILITIES OF THE COMPANY OR ANY OF THE SUBSIDIARIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, SELLERS ARE NOT MAKING ANY REPRESENTATION OR WARRANTY TO BUYER WITH RESPECT TO ANY FINANCIAL PROJECTION OR FORECAST RELATING TO THE BUSINESS, ASSETS OR LIABILITIES OF THE COMPANY OR ANY OF THE SUBSIDIARIES.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer hereby represents and warrants to Sellers as follows:
     Section 5.1 Organization and Related Matters. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     Section 5.2 Authority; No Violation.
     (a) Buyer has full power and authority to execute and deliver this Agreement and the other documents required to be executed and delivered by Buyer in connection herewith and therewith (collectively, the “Buyer Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Buyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite action on the part of Buyer, and no other proceedings on the part of Buyer are necessary to approve this Agreement and the other Buyer Transaction Documents and to consummate the transactions contemplated hereby and thereby. This Agreement and each other Buyer Transaction Document has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement by Sellers and each other Buyer Transaction Document by the other party or parties thereto) constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

     (b) Neither the execution and delivery of this Agreement or any other Buyer Transaction Document by Buyer, nor the consummation by Buyer of the transactions contemplated hereby or thereby to be performed by it, nor compliance by Buyer with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws or other organizational documents of Buyer, or (ii) (A) violate any applicable law with respect to Buyer or any of its properties or assets, or (B) violate, conflict with, result in a breach of any provision of, or constitute a default under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets, may be bound or affected, except, with respect solely to clause (B) above, for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the other Buyer Transaction Documents or the performance by Buyer of any of its obligations hereunder or thereunder.
     Section 5.3 Capitalization.
     (a) The authorized capital stock of Buyer consists of 100,000,000 shares of Buyer Common Stock, and 10,000,000 undesignated preferred shares, par value US$0.01 per share (“Buyer Preferred Stock”). As of March 31, 2006, there were (a) 17,225,330 shares of Buyer Common Stock issued and outstanding (exclusive of unvested restricted shares), (b) no shares of Buyer Preferred Stock issued and outstanding, and (c) 2,804,972 shares of Buyer Common Stock issuable pursuant to options granted under the stock options plans of Buyer or warrants described in the Buyer Reports. All issued and outstanding shares of Buyer Common Stock (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon Buyer and (iii) were issued in compliance with all charter documents of Buyer and all applicable U.S. federal and state securities laws, rules and regulations.
     (b) The shares of Buyer Common Stock to be issued as the Stock Consideration hereunder have been duly authorized and, upon issuance and payment therefor, shall be validly issued, fully paid and non-assessable. Upon delivery of such shares pursuant to the terms of this Agreement, good and valid title to such shares will pass to Sellers.
     (c) Neither the execution and delivery of this Agreement or any other Buyer Transaction Document by Buyer, nor the consummation by Buyer of the transactions contemplated hereby or thereby to be performed by it, nor compliance by Buyer with any of the terms or provisions hereof or thereof, will result in the vesting in any third-party any option, warrant, right, subscription, call, unsatisfied preemptive right, convertible or exchangeable security, or other agreement or right of any kind to purchase or otherwise acquire any ownership interest in the Buyer, or give rise to any third-party rights to indemnification or reimbursement from Buyer.
     Section 5.4 Consents and Approvals. Except for (i) the filings, notifications, authorizations, consents, orders or approvals listed in Schedule 5.4, (ii) filings, notifications, authorizations, consents, orders or approvals as may be required under, and other applicable requirements of applicable Argentine competition/anti-trust laws, and (iii) such other filings, notifications, authorizations, consents, orders or approvals, the failure of which to make or obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the other Buyer Transaction Documents or the performance by Buyer of any of its obligations hereunder or thereunder, no authorizations, consents, orders or approvals of or filings or notifications to any Governmental Authority or third party are necessary in connection with the execution and delivery by Buyer of this Agreement or any other Buyer Transaction Document, and the consummation by Buyer of the transactions contemplated hereby or thereby.
     Section 5.5 Legal Proceedings. Buyer is not a party to any, and there are no pending or, to Buyer’s knowledge, threatened, actions or proceedings against or otherwise affecting Buyer or its properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement or any other Buyer Transaction Document which, if adversely determined, would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the other Buyer Transaction Documents or the performance by Buyer of any of its obligations hereunder or thereunder, and there is no injunction, order, judgment, decree or regulatory restriction imposed upon Buyer or its properties or assets which would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the other Buyer Transaction Documents or the performance by Buyer of any of its obligations pursuant to this Agreement.
     Section 5.6 Investment Intent of Buyer. The Shares to be acquired under this Agreement will be acquired by Buyer for its own account and not for the purpose of a distribution. Buyer confirms that it has been afforded the opportunity to ask questions and receive answers regarding the Company and the Subsidiaries and has reviewed the data and information it requested from Sellers and the Company in connection with this Agreement.
     Section 5.7 Public Disclosure Documents.
     (a) Buyer has made available to Sellers each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Buyer with the SEC since December 31, 2003, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the “Buyer Reports”), and Buyer has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the Buyer Reports (i) were prepared in accordance with the applicable requirements of the American Stock Exchange, the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified or superseded by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Buyer Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Buyer and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders’ equity included in or incorporated by reference into the Buyer Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of Buyer and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein, and except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount or effect.
     (b) Except as disclosed in the Buyer Reports, Buyer’s auditors and the audit committee of the board of directors of Buyer have not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect Buyer’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal controls. There have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     Section 5.8 Litigation and Liabilities. There are no actions, suits or proceedings pending against Buyer or any of its Subsidiaries or, to Buyer’s knowledge, threatened against Buyer or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, court, board, bureau, agency or instrumentality, other than those that would not have a Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Buyer or any of its Subsidiaries. There are no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, of Buyer or any of its Subsidiaries, other than those liabilities and obligations (a) that are disclosed in the Buyer Reports, (b) that have been incurred in the ordinary course of business since December 31, 2005 or (c) that are related to expenses associated with the transactions contemplated by this Agreement.
     Section 5.9 Absence of Certain Changes. Since December 31, 2005, there has not been (i) any Material Adverse Effect; (ii) through the date hereof, any material change by Buyer or any of its Subsidiaries (viewed on a consolidated basis) in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, except for changes required by GAAP; or (iii) any material damage, destruction, or loss to the business or properties of Buyer and its Subsidiaries, taken as a whole, not covered by insurance.
     Section 5.10 Taxes. Buyer and its Subsidiaries have filed all federal, state and local income and franchise Tax Returns required to be filed through the date hereof and have paid all Taxes due thereon, and no Tax deficiency has been determined adversely to Buyer or any of its Subsidiaries which has had, nor does Buyer have any knowledge of any Tax deficiency which, if determined adversely to Buyer or any of its Subsidiaries, would have a Material Adverse Effect. The charges, accruals and reserves on the books of Buyer and its Subsidiaries in respect of Taxes or other governmental charges are, in the opinion of Buyer, adequate.

     Section 5.11 Title to Properties. Buyer and each of its Subsidiaries have good and indefeasible title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Encumbrances, except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Buyer and its Subsidiaries; and all assets held under lease by Buyer and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Buyer and its Subsidiaries.
     Section 5.12 Insurance. Buyer and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as they reasonably deem sufficient for the conduct of their respective businesses and the value of their respective properties, and neither Buyer nor any Subsidiary has received notice of cancellation or non-renewal of such insurance.
     Section 5.13 No Other Broker. Other than RBC Capital Markets and Basic Energy, no broker, finder or similar intermediary has acted for or on behalf of Buyer or any Affiliate of Buyer, or is entitled to any broker’s, finder’s or similar fee or other commission from Buyer, or any Affiliate of Buyer, in connection with this Agreement or the transactions contemplated hereby.
     Section 5.14 Environmental Laws. Buyer is in compliance in all material respects with all applicable Environmental Laws in the country in which it operates, and possesses and is in compliance in all material respects with all Environmental Permits required under such laws for the conduct of its business operations. To the actual knowledge of Buyer’s executive officers, there are no past events or conditions that would give rise to any liability of Buyer under any Environmental Law and there has been no release of hazardous materials at any property owned, or operated by Buyer now or in the past that would give rise to any liability of Buyer under any Environmental Law. No written notice, demand, request for information, citation or complaint has been received by the Buyer from, and no action or proceeding is pending or, to the actual knowledge of Buyer’s executive officers after reasonable due inquiry, threatened by, any Governmental Authority against Buyer, with respect to any Environmental Law.
ARTICLE VI
COVENANTS
     Section 6.1 Conduct of Business.
     (a) Prior to the Closing, except as expressly contemplated by this Agreement or as consented to in writing by Buyer, each Seller:
          (i) shall cause the Company and each Subsidiary to conduct its operations according to their usual, regular and ordinary course of business (including the making of capital expenditures in substantially the same manner as heretofore conducted and maintaining levels of working capital necessary to conduct the Business prior to and following Closing consistent with past practice);

          (ii) shall cause the Company and each Subsidiary to use its reasonable best efforts to preserve intact its business organization and goodwill and to maintain satisfactory relationships with those persons having business relationships with it;
          (iii) shall cause the Company and each Subsidiary to use its reasonable best efforts to keep available the services of their employees;
          (iv) shall cause the Company and each Subsidiary to use its reasonable best efforts to maintain the assets and properties of the Company and the Subsidiaries in a state of repair, order and condition consistent with their usual practice;
          (v) shall cause the Company and each Subsidiary to preserve and maintain all rights that any of the Company and the Subsidiaries now enjoy in and to the Intellectual Property Assets and not sell, assign, transfer, lease or otherwise dispose of any Intellectual Property Assets;
          (vi) shall cause the Company and each Subsidiary to comply in all material respects with all statutes, laws, orders and regulations applicable to the Company and any Subsidiary and to the conduct of the Business by the Company and any Subsidiary;
          (vii) shall not amend the memorandum and articles of organization or other constitutional or governing documents of the Company or any Subsidiary;
          (viii) shall promptly notify Buyer of the occurrence, to Sellers’ Knowledge, of the breach in any material respect of any representation or warranty contained herein without regard to any materiality qualifiers therein;
          (ix) shall not permit the Company or any Subsidiary to issue any shares, effect any share split or otherwise change its capitalization as it existed on the date hereof;
          (x) shall not permit the Company or any Subsidiary to (A) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares to any employee; (B) increase any compensation or benefits of any employee or any officer, director or agent of the Company or any Subsidiary in their capacities as such (other than regularly scheduled increases in accordance with past practices) or enter into or amend any employment agreement or severance agreement with any employee or any of its present or future officers; or (C) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) relating to the employees or amend (except as required by law) any Benefit Plan in any material respect, except as required by law or this Agreement;
          (xi) shall not permit the Company or any Subsidiary to (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any of its shares, or (B) redeem, purchase or otherwise acquire any of its shares or any option, warrant, conversion right or other right to acquire such shares, or make any commitment for any such action;
          (xii) shall not, and shall not permit the Company or any Subsidiary to, sell, lease or otherwise dispose of any of the structures, drilling rigs, workover rigs, pulling rigs and equipment used, held for use or historically used in the Business, individually or in the aggregate, except in the ordinary course of business and for fair value;
          (xiii) shall not, and shall cause the Company and the Subsidiaries not to, move any of the structures, drilling rigs, workover rigs, pulling rigs and equipment used, held for use or historically used in the Business, to a new geographic location outside the country in which such assets are presently located;
          (xiv) shall not permit the Company or any Subsidiary to authorize, propose, agree to, enter into or consummate any merger, consolidation or business combination transaction or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial amount of the assets (other than inventory in the ordinary course of business consistent with past practices) of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;
          (xv) shall cause the Company and each Subsidiary to maintain the books of account and records relating to the Company or any Subsidiary in the usual, regular and ordinary manner, in accordance with the usual accounting practices of the Company and each Subsidiary applied on a consistent basis and not increase the carrying value of any assets or properties above their historical costs;
          (xvi) shall not, except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it, the Company or any Subsidiary;
          (xvii) shall cause the Company and each Subsidiary to use reasonable best efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;
          (xviii) shall not permit the Company or any Subsidiary to (A) make or rescind any express or deemed election relating to Taxes, (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (C) file an amended Tax Return related to the Company or any Subsidiary, (D) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or (E) change in any respect any of its methods of reporting any item for Tax purposes, except as may be required by applicable law;
          (xix) shall not permit the Company or any Subsidiary to (A) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or the Company or any Subsidiary or guarantee any debt securities of others except in the ordinary course of business in connection with capital expenditures in amounts not to exceed US$5,000,000 in the aggregate, (B) except in the ordinary course of business, enter into or materially extend or amend any material lease (whether such lease is an operating or capital lease) or create or materially extend any material mortgages, security interests or Encumbrances on the property of the Company or any Subsidiary in connection with any Indebtedness thereof or (C) make or commit to make aggregate capital expenditures other than in the ordinary course of business, consistent with past practice in amounts not to exceed US$10,000,000 in the aggregate;
          (xx) shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any Governmental Authority;
          (xxi) shall not, and shall not permit the Company or any Subsidiary to, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it, the Company or any Subsidiary is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction;
          (xxii) shall not, and shall not permit the Company, any Subsidiary or any Affiliate of any Seller to, purchase any Buyer Common Stock or any other debt, equity or other securities of Buyer;
          (xxiii) shall not permit the Company or any Subsidiary to enter into any joint venture, partnership or other joint business venture with any Person;
          (xxiv) shall not, and shall not permit the Company or any Subsidiary to, settle for any non-monetary relief or, with respect to monetary relief, for an amount in excess of US$200,000 per claim (not to exceed US$1,000,000 in the aggregate) any claims or lawsuits relating to the Company or any Subsidiary or to the Business; and
          (xxv) shall not, and shall not permit the Company or any Subsidiary to, agree in writing or otherwise to take any of the foregoing actions.
     (b) Prior to the Closing, except as expressly contemplated by this Agreement or as consented to in writing by Sellers, Buyer:
          (i) shall promptly notify Sellers of any Material Adverse Effect related to Buyer or the breach in any material respect of any representation or warranty contained herein;
          (ii) shall promptly make available (in paper form or via the Internet) to Sellers true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;
          (iii) shall not declare, set aside or pay any dividend with respect to any shares of Buyer Common Stock;
          (iv) shall not, except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;
          (v) shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any Governmental Authority or the expiration of any applicable waiting period required to consummate the transactions contemplated hereby;
          (vi) shall not vest in any third-party any option, warrant, right, subscription, call, unsatisfied preemptive right, convertible or exchangeable security, or other agreement or right of any kind to purchase or otherwise acquire any ownership interest in the Buyer;
          (vii) shall use commercially reasonable efforts to secure appropriate financing for the Cash Consideration on terms acceptable to Buyer; and
          (viii) shall not agree in writing or otherwise to take any of the foregoing actions.
     Section 6.2 Public Announcements. Buyer and Sellers shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation and without the prior written consent of the other party, except as may be required by applicable law or court process or by obligations pursuant to any listing agreement with any national securities exchange (provided, however, that the initial press release of each of Buyer and Sellers with respect to the announcement of this Agreement and transactions contemplated hereby shall be in the form mutually agreed upon in advance by Buyer and Sellers).
     Section 6.3 Expenses. Regardless of whether any or all of the transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided herein, Buyer, Sellers and Company shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. However, the parties hereto agree that the Company and its Subsidiaries shall not pay more than an aggregate of US$2,000,000 in third party expenses (including without limitation all legal, accounting and financial advisory expenses) in connection with the transactions contemplated hereby, and further agree that Sellers shall be responsible for all expenses (including without limitation all legal, accounting and financial advisory expenses) incurred by the Company or the Subsidiaries in connection with the transactions contemplated hereby in excess of such amount.
     Section 6.4 Buyer’s Access. Between the date of this Agreement and the Closing Date, subject to the provisions of contracts entered into by Sellers, the Company, and/or any Subsidiary with third parties prior to the date of this Agreement. Sellers shall (and shall cause the Company and each Subsidiary to) afford to Buyer and its authorized agents and representatives access, upon reasonable advance notice and during normal business hours, to all books, records, documents and other information of the Company and the Subsidiaries. Buyer shall direct all requests for access to any books, records, documents or other information of the Company or any Subsidiary and all communications with officers and employees of the Company or any Subsidiary to Gianni Dell’Orto and Néstor Falivene.
     Section 6.5 Sellers’ Access. Between the date of this Agreement and the Closing Date, subject to the provisions of contracts entered into by Buyer with third parties prior to the date of this Agreement, Buyer shall afford to each of the Sellers and their authorized agents and representatives access, upon reasonable advance notice and during normal business hours, to all books, records, documents and other information of Buyer and its Affiliates. Each of the Sellers shall direct all requests for access to any books, records, documents or other information of Buyer and all communications with officers and employees of the Buyer to Theodore F. Pound.
     Section 6.6 Certain Communications. Except as otherwise required pursuant to applicable law, each party hereto shall give prompt notice to the other party of (i) any material communication received from or given to any Governmental Authority in connection with any of the transactions contemplated hereby; (ii) any notice or other communication from or on behalf of any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims or investigations commenced or, to such party’s knowledge, threatened against Buyer, Sellers, the Company or the Subsidiaries, as applicable, that seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement.
     Section 6.7 Regulatory Matters; Third Party Consents.
     (a) Buyer and Sellers shall cooperate with each other and (A) shall use their commercially reasonable efforts to prepare and to file within 10 Business Days after the date hereof all necessary documentation, and to effect all applications, notices, petitions and filings, with each Governmental Authority and each other third party that are necessary to consummate the transactions contemplated by this Agreement, including information required to be filed or supplied pursuant to any antitrust or competition laws, and (B) shall use their commercially reasonable efforts to obtain as promptly as practicable any permit, consent, approval, order, waiver or authorization of such Governmental Authority or third party which is necessary to consummate the transactions contemplated by this Agreement, including opposing any attempt by any Governmental Authority to obtain a preliminary or permanent injunction, or to affirm or appeal any such injunction, to enjoin the consummation of the transactions contemplated hereby.
     (b) Subject to applicable law relating to the exchange of information, Buyer and Sellers shall have the right to review in advance, and shall consult with the other party on, all the information relating to Sellers, the Company and the Subsidiaries or Buyer, as the case may be, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any Governmental Authority or any other third party in connection with the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of any permit, consent, approval, order, waiver or authorization of a Governmental Authority or other third party necessary to consummate the transactions contemplated by this Agreement and each party shall keep the other apprised of the status of obtaining any such permit, consent, approval, order, waiver or authorization. The party responsible for a filing shall promptly deliver to the other party evidence of the filing of all applications, notices, petitions and filings relating thereto, and any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing shall also promptly deliver to the other party a copy of each notice, order, opinion and other item of correspondence received from or sent to any Governmental Authority by such filing party in respect of any such application, notice, petition or filing. In exercising the foregoing rights and obligations, Buyer and Sellers shall act reasonably and promptly.

     (c) Buyer and Sellers shall, upon request, furnish each other with all information concerning themselves, their respective subsidiaries, directors, officers and equity holders and such other matters as may be reasonably necessary in connection with any application, notice, petition or filing made by or on behalf of Buyer, the Company or any of their respective Affiliates to any Governmental Authority in connection with the transactions contemplated by this Agreement.
     (d) Buyer and Sellers shall promptly advise each other upon receiving any communication from any Governmental Authority whose permit, consent, approval, order, waiver or authorization is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite permit, consent, approval, order, waiver or authorization will not be obtained or will be materially delayed.
     Section 6.8 Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and consummate the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its commercially reasonable efforts to fulfill the conditions precedent on its part to be fulfilled for the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are required pursuant to this Agreement.
     Section 6.9 Notification of Certain Matters. During the period between the date hereof and the Closing Date, each party shall give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event or the existence of any condition that has caused any of its representations or warranties contained in this Agreement to be breached and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.
     Section 6.10 Updated Schedules.
     (a) Prior to Closing, Sellers shall supplement and/or otherwise amend its disclosure schedules, including by the addition of new schedules with respect to any representations and warranties of Sellers in this Agreement for which no schedule was provided as of the date hereof (the disclosure schedules as supplemented and/or otherwise amended and any such new schedules, the “Updated Schedules”). No Updated Schedule shall be deemed to cure any breach for purposes of satisfying the conditions of Section 8.1(a). If the Closing occurs, an Updated Schedule will be effective to cure and correct for all other purposes any breach of any representation, warranty or covenant which would have existed if Sellers had not provided such Updated Schedule.
     (b) If at any time on or before the Closing Date, Buyer obtains any actual knowledge (whether through investigation or otherwise) that any of the representations, warranties, covenants or agreements of Sellers contained in this Agreement are untrue or inaccurate in any respect, then Buyer shall inform Sellers of such fact promptly following Buyer’s obtaining actual knowledge of such fact. In the event Buyer fails to inform Seller of such fact as required pursuant to this Section 6.10, such failure will constitute a waiver of Buyer’s right to seek indemnification as a result of such representation, warranty, covenant or agreement being untrue or inaccurate because of such fact.
     (c) If at any time on or before the Closing Date, Sellers obtain any actual knowledge (whether through investigation or otherwise) that any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement are untrue or inaccurate in any respect, then Sellers shall inform Buyer of such fact promptly following Sellers’ obtaining actual knowledge of such fact. In the event Sellers fail to inform Buyer of such fact as required pursuant to this Section 6.10, such failure will constitute a waiver of Sellers’ rights to seek indemnification as a result of such representation, warranty, covenant or agreement being untrue or inaccurate because of such fact.
     Section 6.11 Access To Records After Closing Date. From and after the Closing Date, each of the parties shall permit the other party reasonable access to any records or other documents with respect to the Company or the Subsidiaries in its possession, and the right to duplicate such records or other documents at such party’s own expense, to the extent that the requesting party has a reasonable business purpose for requesting such access or duplication.
     Section 6.12 No Solicitations. From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Sellers shall not, nor shall they authorize or permit any of their Affiliates, the Company or any Subsidiary or any of their respective advisors, representatives, officers or directors (collectively, the “Seller Representatives”), directly or indirectly, to (a) solicit, initiate, encourage or take any action to solicit, initiate or encourage, any inquiries or communications or the making of any proposal or offer that constitutes an Acquisition Proposal, or (b) participate or engage in any discussions or negotiations with, or provide any information to or take any other action with the intent to facilitate the efforts of, any Person concerning any possible Acquisition Proposal or any inquiry or communication that would reasonably be expected to result in an Acquisition Proposal. Sellers shall immediately cease and cause to be terminated, and shall cause all Seller Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. Sellers shall promptly notify each Seller Representative of its obligations under this Section 6.12. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth above by the Company, any Subsidiary or any other Seller Representative, whether or not such Person is purporting to act on behalf of any Seller, shall be deemed to be a breach of this Section 6.12 by Sellers.
     Section 6.13 Release. At the Closing, each Seller and the Company shall enter into a Mutual Release substantially in the form attached hereto as Exhibit B (the “Mutual Release”) pursuant to which each Seller (on the one hand) and the Company (on the other hand) will release one another and their respective Affiliates from all pre-Closing obligations except as set forth in agreements to be executed at Closing.
     Section 6.14 Non-Competition; Non-Solicitation; Confidentiality.

     (a) Non-Compete. During the period from the Closing Date until the third anniversary thereof (the “Restricted Period”), Sellers shall not, and Sellers shall cause their respective Affiliates to not, without the prior written consent of Buyer, engage in the Business in the Restricted Area.
     (b) Non-Solicitation. During the Restricted Period, Sellers shall not, and Sellers shall cause their respective Affiliates to not, without prior written consent of Buyer, directly or indirectly, solicit for hire or hire, any Person currently employed by the Company or any Subsidiary; provided, however, that the foregoing provision shall not prevent any Seller or any Affiliate of a Seller, without such consent, from employing any employee who (i) contacts such party directly at his or her own initiative without any direct or indirect solicitation by or encouragement from such party, (ii) responds to a mass media solicitation or advertisement consistent with such party’s past practices that is not directed at employees of the Company or its Subsidiaries, or (iii) has not been employed by the Company or any Subsidiary for a period of six months other than as a result of an action of any Seller or any Affiliate of any Seller that otherwise would be prohibited hereby.
     (c) Confidential Information. For the period that is the later of (i) two years from the date of execution of this Agreement or (ii) the end of the Restricted Period, Sellers and Buyer shall keep confidential and retain in strictest confidence, and shall not use for the benefit of themselves or others in any way that may be competitive with, or could be detrimental to either Sellers or Buyer, the Company or any Subsidiary, all confidential matters of the Sellers, Buyer, the Company or any Subsidiary, including confidential matters consisting of “know-how,” trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product or service development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects of the Sellers, Buyer, the Company or any Subsidiary learned by either Sellers or Buyer heretofore or hereafter. The obligations and restrictions imposed on Sellers and Buyer pursuant to this Section 6.14(c) shall not apply to information that (i) is or becomes generally available to the public other than as a result of a disclosure by Sellers or Buyer, (ii) becomes available to either Sellers or Buyer on a nonconfidential basis from a source other than Sellers or Buyer, the Company or any Subsidiary, but only if such source is not bound by a confidentiality agreement with either Sellers or Buyer, the Company or any Subsidiary and is not otherwise prohibited from transmitting the information to Sellers or Buyer by a contractual, legal, fiduciary or other obligation, (iii) is independently developed by Sellers or Buyer without reference to any confidential matters of Sellers, Buyer, the Company or any Subsidiary, or (iv) is requested or required to be disclosed by law (including by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar legal proceeding).
     (d) Specific Performance. Sellers acknowledge and agree that Buyer would be irreparably harmed in the event any of the provisions of this Section 6.14 are breached. Accordingly, Sellers agree that Buyer shall be entitled to an injunction to prevent breaches of the provisions of this Section 6.14 and to enforce specifically this Section 6.14, in addition to any other remedy to which Buyer may be entitled, at law or in equity or pursuant to this Agreement.

     (e) Reasonableness of Covenants. Sellers and Buyer acknowledge and agree that this Section 6.14 is reasonable and valid in all respects.
     Section 6.15 Investor Rights Agreement. At the Closing, Buyer and Sellers shall enter into the Investor Rights Agreement in substantially the form attached hereto as Exhibit A.
     Section 6.16 Termination Fee.
     (a) In the event that this Agreement is terminated pursuant to Section 10.1(a)(iii) because a representation or warranty made by a Seller in Article IV hereof has either been breached or has become untrue, and such breach or untruth is not the result of an intentional act on the part of such Seller, then Sellers shall pay Buyer promptly, but in no event later than two Business Days after the date of such termination, a fee of US$1,000,000, which amount shall be payable in cash by wire transfer of immediately available funds to an account designated by Buyer.
     (b) In the event that this Agreement is terminated pursuant to Section 10.1(a)(iv) and the sole reason for the failure to consummate the transaction prior to the time set forth in Section 10.1(a)(iv) is the failure to satisfy the condition set forth in Section 8.1(j), then if and only if Buyer shall not have failed to secure financing for the Cash Consideration solely as a consequence of a pending or threatened labor strike affecting the Company or any Subsidiary, then Buyer shall pay Sellers promptly, but in no event later than two Business Days after the date of such termination, a fee of US$1,000,000, which amount shall be payable in cash by wire transfer of immediately available funds to an account designated by Sellers.
     (c) Buyer and Sellers acknowledge and agree that (i) the agreement regarding the payment of fees contained in this Section 6.16 are an integral part of the transactions contemplated by this Agreement and that, in the absence of such agreement, Buyer and Sellers would not have entered into this Agreement, and (ii) the damages resulting from the termination of this Agreement under the conditions described in this Section 6.16 are uncertain and incapable of accurate calculation and that the amounts payable pursuant to this Section 6.16 are reasonable forecasts of the actual damages which may be incurred under such circumstances. The amount payable pursuant to this Section 6.16 constitutes liquidated damages and not a penalty and shall be the sole monetary remedy in the event of termination of this Agreement as described in this Section 6.16.
     Section 6.17 Change of Registered Agent. Prior to the Closing, Sellers shall take the necessary steps so that, as directed by Buyer, as of the Closing Date or immediately thereafter, the Company’s registered agent in the British Virgin Islands can be changed.
     Section 6.18 Board Representation. At the Closing:
     (a) Buyer shall appoint, or cause to be appointed, two designees of Sellers to Buyer’s board of directors, which shall, inclusive of Sellers’ designees, consist of not more than nine directors in the aggregate; and
     (b) Buyer shall appoint, or cause to be appointed, one designee of Sellers to the Company’s and the Subsidiaries’ respective boards of directors or similar managing or governing bodies, in the event such boards of directors or similar managing or governing bodies consist of not more than three appointees in the aggregate; provided, however, if such boards of directors or similar managing or governing bodies consist of more than three appointees in the aggregate, Buyer shall appoint, or cause to be appointed, two designees of Seller to such boards of directors or similar managing or governing bodies.
     Section 6.19
     Buyer has conducted its own independent review and analysis of the operations, technology, assets, liabilities, results of operations, financial condition and prospects of the Company and the Subsidiaries and acknowledges that Sellers have provided Buyer with access to records of the Company and the Subsidiaries. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis, except as and only to the extent expressly set forth in this Agreement with respect to the representations and warranties of Seller in Article IV and subject to the limitations and restrictions contained in this Agreement.
ARTICLE VII
TAX MATTERS
     Section 7.1 Definitions; Return Filing and Transfer Taxes.
     (a) The Company and the Subsidiaries shall: (i) prepare on a timely basis all Tax Returns of the Company and the Subsidiaries due on or before the Closing Date, and (ii) bear all Taxes due on or before the Closing Date and any related tax claim from the Taxing Authority on those Taxes.
     (b) Sellers shall be responsible for the amount of any Tax Deficiency of the Company and the Subsidiaries due for the periods or portions thereof ending on or before March 31, 2006. The term “Tax Deficiency” as used herein means any amount due in respect of Taxes in excess of amounts declared and paid by the Company or the Subsidiaries or reserved in the Company’s GAAP Financial Statements, the Interim Financial Statements or disclosed in Schedule 4.14.
     (c) Notwithstanding any other provisions of this Agreement to the contrary, all sales, use, transfer, gains, stamp, duties, recording and similar Taxes incurred in connection with the transactions contemplated by this Agreement shall be paid by Buyer, and Buyer shall, at its own expense, accurately file or cause to be filed all necessary Tax Returns and other documentation with respect to such Taxes and timely pay all such Taxes. If required by applicable law, Sellers will join in the execution of any such Tax Returns or such other documentation.
     Section 7.2 Elections. Buyer shall not, and shall cause the Company and the Subsidiaries not to, amend or revoke any Tax election if such action would adversely affect Sellers, or any Person (other than the Company and the Subsidiaries) as to whom or with whom Sellers have filed a consolidated return, with respect to any taxable period ending on or before the Closing Date, or any Tax refund with respect thereto.
     Section 7.3 Tax Indemnification.

     (a) Sellers agree to indemnify and hold harmless Buyer and its directors, officers, employees, Affiliates and their respective successors and assigns, and the Company and each Subsidiary from and against any Tax Deficiency (and any related attorneys’ fees and expenses) incurred by any of them based upon or arising out of: (i) Taxes imposed on the Company or any Subsidiary with respect to taxable events occurring or taxable periods ending on or before March 31, 2006; (ii) with respect to taxable periods beginning before March 31, 2006 and ending after March 31, 2006, Taxes imposed on the Company or any Subsidiary which are allocable to the portion of such taxable period ending on March 31, 2006; (iii) any breach of the representations and warranties set forth in Section 4.14; and (iv) the failure by Sellers to perform any unwaived covenant or agreement in this Article VII on their part to be performed.
     (b) If a claim for a Tax Deficiency due for the periods ending on or before March 31, 2006 which is to be borne by the Sellers as per Section 7.3(a) shall be made by any Taxing Authority, Sellers shall control all proceedings taken in connection with such claim and may in their sole discretion and at their sole expense pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in their sole discretion, either pay the Tax Deficiency claimed and sue for a refund where applicable law permits such refund suits or contest such claim according to the relevant proceedings. Notwithstanding the foregoing, Sellers may not settle or compromise any such Tax Deficiencey claim without the consent of Buyer; provided, however, that such consent to settlement or compromise shall not be unreasonably delayed or withheld. In any event, the Buyer may participate, at its own expense, in the defense of such Tax Deficiency claim but in any case, final decision on the defense shall be adopted by the Party who has agreed to bear the cost of such Tax Deficiency.
     (c) All matters relating in any manner to Tax indemnification obligations and payment of Taxes shall be governed exclusively by this Article VII; provided, however, that Section 9.6(a) and Section 9.6(b) hereof shall govern as to when and to what extent claims for indemnification hereunder may be made. The provisions of this Article VII shall survive until 90 days following the expiration of the applicable statute of limitations relating to the relevant tax.
     Section 7.4 Miscellaneous. Sellers and Buyer agree to treat all payments made by them to or for the benefit of the other (including any payments to the Company or any Subsidiary) under this Article VII and under other indemnity provisions of this Agreement as adjustments to the Purchase Price solely for applicable income tax purposes.
ARTICLE VIII
CONDITIONS TO CLOSING
     Section 8.1 Conditions to Buyer’s Obligations. In addition to the conditions set forth in Section 8.3, the obligations of Buyer to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by Buyer:
     (a) The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement and (ii) as of the Closing Date as though made as of the Closing Date (without giving effect to the Updated Schedules), except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct in all material respects only as of such date or period; provided, however, that with respect to any representation or warranty or portion thereof that is qualified by Material Adverse Effect, materiality or similar qualifier, such representation or warranty or portion thereof shall be true and correct in all respects;
     (b) Sellers shall have performed and complied with in all material respects all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date;
     (c) Each Seller shall have caused to be delivered to Buyer a certificate executed by a duly authorized officer of such Seller certifying that the conditions set forth in Section 8.1(a) and Section 8.1(b) have been satisfied;
     (d) Sellers shall deliver to Buyer certificates as to the good standing of the Company and each of the Subsidiaries in the respective jurisdictions of their organization, together with a certified copy of their applicable constitutional or other governing documents;
     (e) Sellers shall deliver to Buyer resolutions of the board of directors or other governing body of each Seller and, if applicable, the equity holders of each Seller, certified by the Secretary or Assistant Secretary of such Seller, duly passed and approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;
     (f) Sellers shall deliver a certificate of the Secretary or Assistant Secretary of each Seller as to the incumbency of the officer executing this Agreement on behalf of such Seller and the genuineness of such officer’s signature;
     (g) There shall not have occurred since the date hereof any Material Adverse Effect with respect to the Company or any Subsidiary, which for purposes of this Section 8.1(g) may result from, among other things, (i) changes in law in Argentina or any Governmental Authority’s policy or regulations in Argentina and (ii) conditions, events or circumstances generally affecting the oil and gas industry, relevant securities markets or the overall economy in Argentina;
     (h) Buyer shall have received the Mutual Release from Sellers;
     (i) Except for the members of the governing body of the Company and the Subsidiaries continuing to function in such capacity post-Closing as contemplated in Section 3.2(h), Sellers shall have provided Buyer with the resignations of all other members of the governing body of the Company and the Subsidiaries resigning their respective positions, and releasing any claim for fees with respect to the performance of their duties on behalf of such governing body;
     (j) Buyer shall have secured appropriate financing for the Cash Consideration on terms acceptable to Buyer;

     (k) All filings, notifications, authorizations, consents, orders or approvals as required under applicable Argentine competition/anti-trust laws shall, as applicable, have been made or obtained, and shall be in full force and effect;
     (l) All items of bank and financial debts according to short term and long term debt included in the consolidated balance sheet of the Company as of December 31, 2005, and the Interim Financial Statements as of March 31, 2006, shall (i) have been paid in full, and evidences of such payment acceptable to Buyer shall have been provided, or (ii) in the event such bank and financial debts have not been paid in full prior to the Closing Date, Sellers shall, at the Closing, make available to Buyer the funds required for the payment and cancellation of such debts in full;
     (m) Sellers shall have executed and delivered the Escrow Agreement;
     (n) Sellers shall deliver a letter of no objection regarding the Company’s change of registered agent in the British Virgin Islands; and
     (o) Buyer shall not have failed to secure financing for the Cash Consideration solely as a consequence of a pending or threatened labor strike affecting the Company or any Subsidiary.
     Section 8.2 Conditions to Sellers’ Obligations. In addition to the conditions set forth in Section 8.3, the obligations of Sellers to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by Sellers:
     (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct only as of such date or period; provided, however, that with respect to any representation or warranty or portion thereof that is qualified by Material Adverse Effect, materiality or similar qualifier, such representation or warranty or portion thereof shall be true and correct in all respects;
     (b) Buyer shall have performed and complied with in all material respects all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date;
     (c) Buyer shall have caused to be delivered to Sellers a certificate executed by a duly authorized officer of Buyer certifying that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied;
     (d) Buyer shall deliver to Sellers resolutions of the board of directors of Buyer, certified by the Secretary or Assistant Secretary of Buyer, approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

     (e) Buyer shall deliver a certificate of the Secretary or Assistant Secretary of Buyer as to the incumbency of the officer executing this Agreement on behalf of Buyer and the genuineness of such officer’s signature;
     (f) There shall not have occurred since the date hereof a Material Adverse Effect with respect to Buyer, which for purposes of this Section 8.2(f) may result from, among other things, (i) changes in law in the United States or any Governmental Authority’s policy or regulations in the United States and (ii) conditions, events or circumstances generally affecting the oil and gas industry, relevant securities markets or the overall economy in the United States;
     (g) All authorizations, filings, notifications, consents, orders and approvals set forth on Schedule 4.4 shall have been obtained and shall remain in full force and effect;
     (h) Sellers shall have received the Mutual Release from Buyer;
     (i) The letters of credit and related guarantees listed on Schedule 8.2(i) shall have been replaced by Buyer;
     (j) All filings, notifications, authorizations, consents, orders or approvals as required under applicable Argentine competition/anti-trust laws shall, as applicable, have been made or obtained, and shall be in full force and effect;
     (k) Buyer shall have executed and delivered the Escrow Agreement;
     (l) Buyer shall have executed and delivered the Investor Rights Agreement; and
     (m) The shares of Buyer Common Stock comprising the Stock Consideration shall have been approved for listing upon notice of issuance on the American Stock Exchange.
     Section 8.3 Mutual Condition. The obligations of each of Buyer and Sellers to effect the Closing shall be subject to no decree, order or injunction of an Argentine or United States federal, provincial or state court or other foreign court of competent jurisdiction, that prohibits the consummation of the transactions contemplated hereby, and no statute, rule or regulation shall have been enacted by an Governmental Authority that prohibits or makes unlawful the consummation of the transactions contemplated hereby.
ARTICLE IX
SURVIVAL OF REPRESENTATIONS, WARRANTIES,
COVENANTS AND AGREEMENTS; INDEMNIFICATION
     Section 9.1 Survival.
     (a) Except as may be otherwise specified in this Agreement with regard to any specific representation and warranty, the representations and warranties of the parties set forth in this Agreement shall terminate on the date that is 18 months after the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.5, Section 5.1 and Section 5.2 shall survive indefinitely, (ii) the representations and warranties set forth in Section 4.13 shall terminate on the date that is three years after the

Closing Date and (iii) the representations and warranties set forth in Section 4.14 shall terminate on the date that is 90 days after the expiration of the applicable statute of limitations relating to the relevant Tax (determined with regard to any and all tolling or other extensions of the applicable statute of limitations in effect prior to the Closing Date, provided any extension or tolling of the applicable statute of limitation caused by the Company after the Closing Date shall not extend the applicable statute of limitation for purposes of this Section 9.1(a)). Notice with respect to any claim in respect of any inaccuracy in or breach of any representation or warranty shall be in writing and shall be given to the party against which such claim is asserted on or before the date on which such representation or warranty terminates. Neither Sellers nor Buyer shall have any liability whatsoever with respect to any representation or warranty after the date on which such representation or warranty terminates unless and to the extent that proper notice with respect to a claim in respect of an inaccuracy in or breach of any representation or warranty shall be given to the party against which such claim is asserted on or before the date on which such representation or warranty expires.
     (b) The covenants and agreements made by the parties in this Agreement shall survive the Closing Date in accordance with their respective terms but, if Closing occurs, any covenant and agreement to be performed on or prior to the Closing Date shall be of no further force and effect after the Closing Date.
     (c) Buyer acknowledges and agrees that prior to Closing, the only remedy for a breach of any representation or warranty made by Seller shall be Buyer’s option to terminate this Agreement pursuant to and to the extent permitted by Section 10.1(a)(iii), subject to Section 6.16(a).
     (d) No party hereto (or its Affiliates) shall, under any circumstance, be liable to any other party (or its Affiliates) for any consequential, exemplary, special, incidental or punitive damages claimed by such other party under the terms of or due to any breach of this Agreement, including but not limited to, loss of revenue of income, cost of capital, or loss of business reputation or opportunity.
     Section 9.2 Obligation of Sellers to Indemnify. Subject to the limitations set forth in Section 9.1 and Section 9.6, Sellers shall indemnify, defend and hold harmless Buyer and its directors, officers, employees, Affiliates, and their respective successors and assigns, from and against any Loss incurred by any of them based upon or arising out of (i) any breach of any representation or warranty made by Sellers in this Agreement; and (ii) the failure by Sellers to perform any unwaived covenant or agreement in this Agreement on its part to be performed.
     Section 9.3 Obligation of Buyer to Indemnify. Subject to the limitations set forth in Section 9.1 and Section 9.6, Buyer shall indemnify, defend and hold harmless Sellers and their directors, officers, employees, Affiliates, and their respective successors and assigns, from and against any Loss incurred by any of them based upon or arising out of (i) any breach of any representation or warranty made by Buyer in this Agreement; and (ii) the failure by Buyer to perform any unwaived covenant or agreement in this Agreement on its part to be performed.
     Section 9.4 Notice and Opportunity to Defend Against Third Party Claims.

     (a) Promptly after receipt from any third party by either party hereto (the “Indemnitee”) of a notice of any demand, claim or circumstance that, immediately or with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an “Asserted Liability”) that may result in a Loss for which indemnification may be sought hereunder, the Indemnitee shall give written notice thereof (the “Claims Notice”) to the party obligated to provide indemnification pursuant to Section 9.2 or 9.3 (the “Indemnifying Party”); provided, however, that a failure to give such notice shall not prejudice the Indemnitee’s right to indemnification hereunder except to the extent that the Indemnifying Party is prejudiced or forfeits substantive rights or defenses as a result of such failure. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee. For the avoidance of doubt, nothing in this Section 9.4 with regard to Claims Notices shall be deemed to affect the limitations set forth in Section 9.1.
     (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall, within 20 Business Days following its receipt of the Claims Notice notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to provide indemnification under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any Asserted Liability without the consent of the other party; provided, however, that such consent to settlement or compromise shall not be unreasonably delayed or withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to compromise or defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.
     Section 9.5 Tax Indemnification. Notwithstanding any provision of this Article IX or any other provision of this Agreement, any issue or matter relating to Taxes shall be governed solely by Article VII, except that the survival of the representations and warranties contained in Section 4.14 shall be governed by both Article VII and Section 9.1 hereof and that the provisions of Section 9.6(a) and (b) shall apply to Article VII as noted in Article VII and Section 9.6(a) and Section 9.6(b).
     Section 9.6 Limits on Indemnification.
     (a) No party shall have any right to seek indemnification under this Agreement with respect to Losses contemplated by Article VII, Section 9.2 or Section 9.3 that would otherwise be indemnifiable hereunder (including Losses incurred by all other Indemnitees affiliated with or related to such party) until such Losses exceed US$1,000,000 in the aggregate (the “Threshold”), provided that Losses contemplated by Article VII, Section 9.2 or Section 9.3 must equal or exceed US$25,000 to count towards the Threshold and to be indemnifiable pursuant to such sections, it being understood by the parties that once the Threshold has been exceeded then the

Indemnifying Party shall be liable for all Losses (other than Losses that are less than US$25,000), including those Losses comprising the Threshold; provided, however, that the provisions of this Section 9.6(a) shall not apply to (x) any breach by Sellers of the representations and warranties contained in Section 4.1, Section 4.2, Section 4.3, Section 4.5, and Section 4.29, or (y) the failure by any party to this Agreement to perform any unwaived covenant or agreement in this Agreement on its part to be performed. After the Closing, the remedies provided by Article VII or this Article IX shall be the sole and exclusive remedy for the parties to this Agreement with respect to any dispute arising from, or related to, this Agreement, except in the case of fraud and except that injunctive relief (including specific performance) shall continue to be available to the extent such remedy is in respect of a then surviving representation, warranty, covenant or agreement.
     (b) Notwithstanding any provision of this Agreement, the aggregate liability of Sellers under Article VII and this Article IX shall be limited to an amount equal to US$35,000,000; provided, however, that the limitation set forth in this Section 9.6(b) shall not apply to (i) any breach by Sellers of the representations, warranties and covenants contained in Section 4.1, Section 4.2, Section 4.3, Section 4.5 and Section 4.29, or (ii) the failure by Sellers to perform any unwaived covenant or agreement in this Agreement on its part to be performed. Notwithstanding any provision of this Agreement, solely with respect to any breach by Sellers of the representations, warranties and covenants contained in Section 4.29, the liability of Sellers shall be limited to an amount equal to the Purchase Price. Furthermore, subject to the preceding provisions of this Section 9.6(b), prior to (but not on or after) the Escrow Termination Date, Sellers’ indemnification obligations hereunder shall be satisfied solely out of the assets held by the Escrow Agent pursuant to Section 2.3; provided, however, that if the aggregate value of the Stock Consideration in escrow has been reduced as a result of an indemnifiable breach of a representation or warranty made by Sellers in Article IV and as a result of such breach, the aggregate value of the assets in escrow is insufficient to satisfy any such indemnification obligation up to $35 million (or, in the event Sellers have previously paid amounts under the indemnification provisions of this Agreement, an amount equal to $35 million less such amounts previously paid), then to the extent such reduction in value was the result of the indemnifiable breach of representation or warranty by Sellers, Sellers shall be liable in respect of such indemnification obligations severally and not jointly (with such liability assigned based upon the identity of the misrepresenting party); provided, further, however, that Sellers’ indemnification obligations in respect of the matters addressed in the proviso to the first sentence of this Section 9.6(b) and the matters addressed in the second sentence of this Section 9.6(b) shall not be limited to the assets, if any, held by the Escrow Agent pursuant to Section 2.3, but instead, shall be satisfied first out of such assets, and thereafter Sellers shall remain liable in respect of any such indemnification obligations that remain unstatisfied out of such escrowed assets, with such liability being assigned severally and not jointly. Except as expressly otherwise provided in Section 2.3(b) and the introduction to Article IV, the liability of Sellers under this Agreement shall be several and not joint.
     (c) Notwithstanding any provision of this Agreement, the liability of Buyer under this Article IX shall be limited to an amount equal to US$35,000,000; provided, however, that the limitation set forth in this Section 9.6(c) shall not apply to the failure by Buyer to perform any unwaived covenant or agreement in this Agreement on its part to be performed.

     Section 9.7 Netting of Losses
     The amount of any Losses incurred by either Sellers or Buyer for which indemnification is provided under this Article IX shall take into account (a) in the case of Sellers’ indemnification obligations under Section 9.2 of this Agreement or Buyer’s indemnification obligations under Section 9.3 of this Agreement, (i) any amounts recovered by the Indemnitee pursuant to any indemnification by, or indemnification agreement with, any third party, and (ii) any insurance proceeds or other cash receipts or sources of reimbursement received or recoverable in connection with any such Losses and (b) with respect to Losses in excess of US$5,000,000, the Tax consequences associated with such Losses and the recovery thereof. If the amount to be netted hereunder from any payment required under Section 9.2 or Section 9.3 of this Agreement is determined after payment by the Indemnifying Party pursuant to this Article IX, the Indemnitee shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article IX had such determination been made at the time of such payment.
     Section 9.8 Exclusive Remedies
     The provisions of this Article IX and Article VII set forth the exclusive rights and remedies of Buyer and Sellers to seek or obtain damages or any other remedy or relief whatsoever from any party with respect to matters arising under or in connection with this Agreement and the transactions contemplated by this Agreement.
ARTICLE X
TERMINATION
     Section 10.1 Termination.
     (a) This Agreement may be terminated on or prior to the Closing Date as follows:
          (i) by mutual written consent of Buyer and Sellers;
          (ii) by Sellers, if (i) there has been a breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Article VIII would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Buyer by Sellers; provided, however, that the right to terminate this Agreement pursuant to this section shall not be available to Sellers if any Seller, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Article VIII shall not be satisfied;
          (iii) by Buyer, if (i) there has been a breach by any Seller of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of any Seller shall have become untrue, in either case such that the conditions set forth in Article VIII would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Buyer to such Seller; provided, however, that the right to terminate this Agreement pursuant to this section shall not be available to Buyer if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Article VIII shall not be satisfied;
          (iv) by either Buyer or Sellers upon written notice to the other if the Closing shall not have occurred by August 15, 2006; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party whose breach of any provision of this Agreement resulted in the Closing not occurring by such date.
     (b) The termination of this Agreement shall be effectuated by the delivery of a written notice of such termination from the party terminating this Agreement to the other party.
     Section 10.2 Obligations upon Termination. In the event that this Agreement shall be terminated pursuant to Section 10.1, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of either party hereto to the other party hereto, except (i) as set forth in Section 6.2, Section 6.3, and Section 6.16, and (ii) that, subject to Section 9.1(c), nothing herein will relieve any party from liability for any breach of this Agreement and the non-breaching party shall have the right to pursue all available legal and equitable remedies.
ARTICLE XI
MISCELLANEOUS
     Section 11.1 Amendment. This Agreement may not be amended, altered or modified except by written instrument executed by Buyer and Sellers.
     Section 11.2 Entire Agreement. This Agreement and the other Seller Transaction Documents and Buyer Transaction Documents constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof, including the Letter of Intent from Buyer dated March 1, 2006.
     Section 11.3 Interpretation. When reference is made in this Agreement to any Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words “hereof”, “herein”, “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.
     Section 11.4 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.
     Section 11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and delivered if they are: (a) delivered in person, (b) transmitted by facsimile (followed by delivery by mail or courier), (c) delivered by certified or registered mail (return receipt requested), or (d) delivered by a nationally recognized express courier (with confirmation) to a party at its address listed below (or at such other address as such party shall deliver to the other party by like notice):
If to Sellers, to:
ASSOCIATED PETROLEUM INVESTORS LTD
Beaufort House, Road Town
Tortola , British Virgin Island
Facsimile: 1-284-494-2704
Attention: Mr. Manuel Horacio Baña
With a concurrent copy (which shall not constitute notice) to:
Interservices Management Company Limited
Avda. Leandro N. Alem 1134, Piso 14
(C1001AAT) Buenos Aires, Argentina
Facsimile: 54 -11- 4312-9205
Attention: Mr. Alejandro Pedro Bulgheroni
If to Sellers, to:
BRIDAS INTERNATIONAL HOLDINGS LIMITED
Beaufort House, Road Town
Tortola , British Virgin Island
Facsimile: 1-284-494-2704
Attention: Mr. Atilio Martín Palmeiro
With a concurrent copy (which shall not constitute notice) to:
Interservices Management Company Limited
Avda. Leandro N. Alem 1134, Piso 14
(C1001AAT) Buenos Aires, Argentina
Facsimile: 54 -11- 4310-4598
Attention: Mr. Silvestre Asurey

If to Sellers, to:
BRIDAS CENTRAL COMPANY LTD.
Beaufort House, Road Town
Tortola , British Virgin Island
Facsimile: 1-284-494-2704
Attention: Mr. Giovanni Dell’ Orto
With a concurrent copy (which shall not constitute notice) to:
Bridas Energy International SpA
Via Valtellina 17 – 7° piano
20159 Milano, Italy
Facsimile: 39-02- 69556617
Attention: Nestor Hugo Falivene
If to Buyer, to:
Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
Facsimile: (713) 369-0555
Attention: Theodore F. Pound, General Counsel
With a concurrent copy (which shall not constitute notice) to:
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77001
Facsimile: (713) 220-4285
Attention: Robert V. Jewell
     Section 11.6 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
     Section 11.7 Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided, however, that Buyer may assign this Agreement to any Affiliate of Buyer, but in connection with such assignment, Buyer shall remain liable for obligations owing under this Agreement.
     Section 11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.
     Section 11.9 No Prejudice. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.
     Section 11.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
     Section 11.11 Jurisdiction and Enforcement.
     (a) Each of Sellers and Buyer irrevocably submits to the exclusive jurisdiction of (i) the state courts of the State of New York in New York City and (ii) the United States District Court for the Southern District of New York sitting in New York City, New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Sellers and Buyer agrees to commence any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby either in the United States District Court for the Southern District of New York sitting in New York City, New York, or, if such suit, action or proceeding may not be brought in such court due to subject matter jurisdictional reasons, in the state courts of the State of New York in New York City. Each of the parties further agrees that service of process, summons, notice or document by hand delivery or U.S. certified mail at the address specified for such party in Section 11.5 (or such other address specified by such party from time to time pursuant to Section 11.5) shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Process in any action or proceeding may be served on any party anywhere in the world. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in (i) the state courts of the State of New York in New York City, or (ii) the United States District Court for the Southern District of New York sitting in New York City, New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Seller hereby irrevocably designates, appoints and empowers CT Corporation System, 111 8th Avenue, New York, New York 10011 as its designee, appointee and authorized agent to receive for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement or any other document delivered in connection herewith and that such service may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action; and each further agrees that to the extent permitted by law, proper service of process upon CT Corporation System (or its successor as agent for service of process), shall be deemed in every respect effective service of process upon it in any such action, suit or proceeding. Sellers agree to take any and all actions, including the filing of any and all documents and instruments and the payment of any and all fees, that may be necessary to continue such appointment in full force and effect for a period of at least five (5) years from the Closing Date. Nothing herein shall affect the right to effect service of process in any other manner permitted by law.
     Section 11.12 Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY ANY PARTY HERETO OR ANY SUCCESSOR OR ASSIGN OF ANY PARTY, WHICH ARISES FROM THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH PARTY HAS ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THIS WAIVER OF JURY TRIAL.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

BRIDAS INTERNATIONAL HOLDINGS LTD.

By:	/s/ Nestor Hugo Falivene

Name:	Nestor Hugo Falivene
Title:	Attorney-In-Fact

BRIDAS CENTRAL COMPANY LTD.

By:	/s/ Giovanni Dell’Orto

Name:	Giovanni Dell’Orto
Title:	Attorney-In-Fact

ASSOCIATED PETROLEUM INVESTORS LIMITED

By:	/s/ Alejandro Pedro Bulgheroni

Name:	Alejandro Pedro Bulgheroni
Title:	Attorney-In-Fact

ALLIS-CHALMERS ENERGY INC.

By:	/s/ Munawar H. Hidayatallah

Name:	Munawar H. Hidayatallah
Title:	Chairman of the Board and Chief
Executive Officer

EXHIBIT A
to Stock Purchase Agreement
FORM OF
INVESTORS RIGHTS AGREEMENT
     This Investors Rights Agreement dated as of [                    ] [___], 2006 (this “Agreement”) is entered into by and among Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), and the parties whose names appear on Exhibit A (collectively, the “Investors”).
     WHEREAS, the Company and the Investors have entered into a Stock Purchase Agreement dated as of April 27, 2006 (the “Stock Purchase Agreement”) pursuant to which each of the Investors shall receive a number of shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) to be determined as set forth therein;
     WHEREAS, in order to induce each of the Investors to enter into the Stock Purchase Agreement, the Company has agreed to grant certain registration rights to the Investors with respect to such shares and certain Board designation rights, in each case, subject to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Definitions. As used herein, the following terms have the indicated meanings, unless the context otherwise requires:
     “Agreement” has the meaning given to such term in the preamble hereto.
     “Beneficially Own,” “Beneficially Owned,” “Beneficial Ownership” and “Beneficial Owner” with respect to any securities means a Holder’s having such ownership, control or power to direct the voting with respect to, or which otherwise enables a Holder to legally act with respect to, such securities as contemplated hereby, including without limitation pursuant to any agreement, arrangement or understanding, regardless of whether in writing. Securities “Beneficially Owned” shall include securities Beneficially Owned by all other persons with whom a Holder would constitute a “group” as within the meaning of Section 13(d) of the Exchange Act.
     “Blackout Period” means a period in each case commencing on the day immediately after the Company notifies the Holders that they are required, pursuant to Section 4(b)(vi), to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of the Board, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of (and/or the registration of the offer and sale of) the Registrable Securities covered or to be covered by the Registration Statement would be seriously detrimental to the Company and its stockholders and ending on the earlier of (a) the date upon which the material non-public information commencing the Blackout

Period is disclosed to the public or ceases to be material and (b) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume; provided that no Blackout Period may last for more than 60 consecutive days; provided, further, that during any period of 365 consecutive days, Blackout Periods may not, in the aggregate, last for more than the greater of (a) zero days and (b) the result of 90 days minus the number of days that holders are required pursuant to Section 4(c) to discontinue and suspend disposition of Registrable Securities because of the happening of any event described in Section 4(b)(vi).
     “Board” means the board of directors of the Company.
     “Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the SEC is required or authorized to close.
     “Closing Date” has the meaning given to such term in the Stock Purchase Agreement.
     “Common Stock” has the meaning given to such term in the recitals hereto.
     “Company” has the meaning given to such term in the preamble hereto.
     “Designation Rights Termination Date” has the meaning given to such term in Section 2(b) hereto.
     “Effectiveness Period” has the meaning given to such term in Section 4(b)(i) .
     “Equity Securities Offering” means any underwritten registered offering of Relevant Securities, and any offering or placement of any Relevant Securities pursuant to Rule 144A under the Securities Act.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.
     “Form S-1” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.
     “Form S-3” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

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     “Holder” means each Investor or any of such Investor’s successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from another Holder (including from any Permitted Assignee).
     “Inspector” means any attorney, accountant or other agent retained by a Holder for the purposes provided in Section 4(b)(x).
     “Investor” has the meaning given to such term in the preamble hereto.
     “Investor Director” means any member of the Board that was nominated for election to the Board by the Holders pursuant to and in accordance with Section 2(a) .
     “Market Standoff Period” with respect to each Equity Securities Offering, the period beginning on the date of first sale of securities pursuant to such Equity Securities Offering and ending on the date that shall be requested by the Company or the underwriters or initial purchasers retained by the Company to facilitate such Equity Securities Offering; provided, however, that each such period shall not be more than 90 days; provided further that (i) such period shall be no longer than the shortest period imposed by the Company or the underwriters upon any other person or entity and (ii) if any other person or entity receives a waiver with respect to any such matters, the Investors shall be given a waiver with respect to their Shares as well.
     “NASD” means the National Association of Securities Dealers.
     “Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.
     “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
     “Registrable Securities” means the Shares, excluding any such Shares (a) that have been publicly sold or may be sold immediately without registration or the requirement to make filings with the SEC under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise, (b) sold by a person in a transaction pursuant to a registration statement filed under the Securities Act or (c) that are at the time subject to an effective registration statement under the Securities Act (other than the Registration Statement contemplated hereby).
     “Registration Expenses” has the meaning given to such term in Section 4(d) .
     “Registration Statement” has the meaning given to such term in Section 4(a) .

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     “Relevant Security” means the Shares, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Shares or other such equity security.
     “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
     “SEC Effective Date” means the date the Registration Statement is originally declared effective by the SEC.
     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
     “Selling Expenses” has the meaning given to such term in Section 4(d).
     “Shares” means the shares of Common Stock issued to each Investor pursuant to the Stock Purchase Agreement and (a) any and all shares of capital stock or other equity securities of the Company which are added to or exchanged or substituted for such shares of Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (b) any and all shares of capital stock or other equity securities of any other corporation (now or hereafter organized under the laws of any state or other governmental authority) with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, for which such shares of Common Stock are exchanged or substituted in connection with such merger, consolidation, reorganization or sale, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.
     “Stock Purchase Agreement” has the meaning given to such term in the recitals hereto.
     “Transfer” has the meaning given to such term in Section 3(a).
     Section 2. Board Designation Rights.
     (a) Designation. Until the Designation Rights Termination Date, the Investors shall have the right to designate two nominees for election to the Board.
     (b) Termination of Designation Rights. The Investors shall not be entitled to designate any nominees for election to the Board pursuant to this Agreement from and after the date (the “Designation Rights Termination Date”) that is the first date on which the Shares Beneficially Owned by the Investors collectively represent less than twenty percent (20%) of the Shares initially acquired by the Investors pursuant to the Stock Purchase Agreement.
     (c) Company Support. At all times prior to the Designation Rights Termination Date, the Company shall support the nominations of the persons designated by the Holders pursuant to Section 2(a), and the Company shall use its best efforts to cause the Board (and the Company’s

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nominating committee, if any) to recommend the inclusion of such persons in the slate of nominees recommended to stockholders for election as directors at each annual meeting of stockholders of the Company.
     (d) Vacancies. If at any time prior to the Designation Rights Termination Date, a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of any Investor Director, then the Company shall use its best efforts to cause the Board to appoint an individual designated by the Holders to fill such vacancy until the next meeting of the Company’s stockholders at which directors are elected.
     Section 3. Market Standoff. Notwithstanding anything to the contrary set forth in this Agreement, with respect to each Equity Securities Offering conducted after the Closing Date, the following provisions of this Section 3 shall apply, if and only if (x) the underwriters or initial purchasers retained by the Company to facilitate such offering request, in connection with such offering, that the officers or directors or significant stockholders of the Company refrain from selling any Relevant Security during any period, and (y) either (1) any nominee designated by the Investors pursuant to Section 2(a) is a member of the Board, or (2) the Holders Beneficially Own shares of Common Stock representing at least 10% of the fully diluted equity interests in the Company (calculated giving effect to the exercise of all outstanding options, warrants and other rights to purchase to acquire any Common Stock of the Company):
     (a) Without the prior written consent of the Company, during the Market Standoff Period applicable to such Equity Securities Offering, each Holder will not (i), directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security, or (ii) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security (each of the transactions described in the immediately preceding clauses (i) and (ii), being referred to as a “Transfer”), regardless of whether such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that a Transfer to a Permitted Assignee will not be subject to this Section 3 as long as (x) such Transfer is effected in accordance with applicable securities laws; (y) such transferee agrees in writing to become subject to the terms of this Agreement as a Holder; and (z) the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee and identifying the Shares being Transferred.
     (b) Furthermore, each Holder hereby authorizes the Company during the Market Standoff Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, any Relevant Securities for which such Holder is the record holder and, in the case of Relevant Securities for which such Holder is the Beneficial Owner but not the record holder, agrees during the Market Standoff Period to cause the record holder thereof to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.

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     (c) Without the prior written consent of the Company, during the Market Standoff Period such Holder (x) will not participate in the filing with the SEC of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security (including without limitation pursuant to this Agreement).
     Section 4. Registration Rights.
     (a) Shelf Registration Statement. As promptly as reasonably practicable after the Closing Date (but no later than 30 after the Closing Date, unless a later date is agreed to in writing by the Holders of a majority of the Registrable Securities), the Company shall file with the SEC a shelf registration statement on Form S-1 (or, if the Company is eligible to use such form, Form S-3) relating to the registration of the offer and resale by the Holders of all of the Registrable Securities (the “Registration Statement”); provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 4(a), or keep such registration or the Registration Statement effective pursuant to Section 4(b)(i), during any Blackout Period.
     (b) Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to Section 4(a), the Company will keep each Holder including securities therein reasonably advised in writing (which may include e-mail) as to the initiation of each registration, qualification, and compliance and as to the completion thereof. In addition, the Company hereby agrees as follows with respect to the Registration Statement.
     (i) The Company will use its commercially reasonable efforts to cause the Registration Statement to become and remain effective at least for a period ending with the first to occur of (A) the sale by the Holders of all Registrable Securities covered by the Registration Statement, (B) the availability under Rule 144 for the Holders to immediately, freely resell without restriction or filing with the SEC all Registrable Securities covered by the Registration Statement, or (C) the date that is two years after the SEC Effective Date (provided, however, that if the Company files the Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3, it may file a post-effective amendment to such Form S-1 on Form S-3 prior to the end of such period and use its commercially reasonable efforts to cause the Registration Statement as amended to become effective until the end of such period) (in any such case, the “Effectiveness Period”). At any time after the end of the Effectiveness Period, if (a) the Holders Beneficially Own Registrable Securities representing more than 10% of the fully diluted equity interests in the Company (calculated giving effect to the exercise of all outstanding options, warrants and other rights to purchase to acquire any Common Stock of the Company) or (b) any nominee designated by the Investors pursuant to Section 2(a) is a member of the Board, then (x) as promptly as reasonably practicable after the written request of Holders of greater than 50% of the Registrable Securities, the Company shall file with the SEC another shelf registration statement on Form S-1 (or, if the Company is eligible to use such form, Form S-3) relating to the registration of the offer and resale by the Holders of all of the Registrable Securities, (y) the provisions of this Agreement

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(including without limitation the provisions of Section 4(a) and Section 4(b)) shall apply to such registration statement and (z) such registration statement shall be deemed to be the Registration Statement (as defined in Section 4(a)) for purposes of this Agreement.
     (ii) If the Registration Statement becomes subject to review by the SEC, the Company will promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the SEC.
     (iii) The Company will prepare and file with the SEC such amendments and supplements to the Registration Statement and any prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective during the Effectiveness Period, and will comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such Registration Statement.
     (iv) The Company will furnish, without charge, to each Holder (A) a reasonable number of copies of the Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may request, (B) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Holder may request, in conformity with the requirements of the Securities Act, and (C) such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period.
     (v) The Company will use its commercially reasonable efforts to register or qualify the Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Holder reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the Registration Statement is deemed effective by the SEC) and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (v), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.
     (vi) As promptly as practicable after becoming aware of such event, the Company will notify each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall

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not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period.
     (vii) The Company will comply, and continue to comply during the period that the Registration Statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the SEC with respect to the disposition of all securities covered by the Registration Statement.
     (viii) As promptly as practicable after becoming aware of such event, the Company will notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement.
     (ix) The Company will permit the Holders of Registrable Securities being included in the Registration Statement and their legal counsel, at such Holders’ sole cost and expense to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least two Business Days prior to their filing with the SEC.
     (x) The Company will make available for inspection by any Holder and any Inspector retained by such Holder, at such Holder’s sole expense, all records as shall be reasonably necessary to enable such Holder to exercise its due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information which such Holder or any Inspector may reasonably request for purposes of such due diligence; provided, however, that such Holder shall hold in confidence and shall not make any disclosure of any record or other information which the Company determines in good faith to be confidential, and of which determination such Holder is so notified at the time such Holder receives such information, unless (w) such Holder had, or obtained, knowledge of such information without violation of or protection under any agreements with the Company or, to its knowledge any third party, (x) the disclosure of such record is reasonably necessary to avoid or correct a misstatement or omission in the Registration Statement and a reasonable time prior to such disclosure the Holder shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement of omission, (y) the release of such record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (z) the information in such record has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company shall not be required to disclose any confidential information in such records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, containing terms substantially similar to those set forth in this Section 4(b)(x), which agreement shall permit such Inspector to disclose records to the Holder who has retained such Inspector. Each Holder agrees that it shall, upon learning that disclosure of such

8

records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning a Holder provided to the Company pursuant to this Agreement unless (A) disclosure of such information is reasonably necessary to comply with federal or state securities laws, (B) disclosure of such information to the SEC’s Staff of the Division of Corporation Finance is reasonably necessary to respond to comments raised by such staff in its review of the Registration Statement, (C) disclosure of such information is reasonably necessary to avoid or correct a misstatement or omission in the Registration Statement, (D) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (E) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder and allow such Holder, at such Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
     (xi) The Company will use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be listed or quoted on the principal securities market on which securities of the same class or series issued by the Company are then listed or traded.
     (xii) The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times.
     (xiii) The Company will cooperate with the Holders of Registrable Securities being offered pursuant to the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request.
     (xiv) The Company will take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the Registration Statement, including without limitation making its chief executive officer, president, chief financial officer and other appropriate officers and personnel available to participate in marketing efforts with respect to any registered underwritten public offering.
     (c) Suspension of Offers and Sales. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(b)(vi) or of the commencement of an Blackout Period, such Holder shall discontinue and suspend disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(b)(vi) or notice of the end of the Blackout Period, and, if so directed

9

by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     (d) Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, messenger and delivery expenses, printing expenses, internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with the NASD, as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on all securities exchanges on which similar securities issued by the Company are then quoted or listed, fees and disbursements of counsel for the Company and its independent certified public accountants, and the fees and expenses of any other persons retained by the Company, in connection with the registration hereunder (collectively, the “Registration Expenses”) will be borne by the Company, but not including any roadshow expenses, fees and expenses of counsel for the Holders and any underwriting, broker or dealer discounts or commissions attributable to the sale of Registrable Securities (which are hereinafter referred to as “Selling Expenses”). All Selling Expenses shall be borne solely by the Holders.
     (e) Information by Holder. The Holder or Holders of Registrable Securities included in the Registration Statement shall furnish to the Company such information required under Regulation S-K under the Securities Act regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing. No Holder of Registrable Securities will be entitled to have such Registrable Securities included in a Registration Statement if such Holder does not furnish such information requested by the Company.
     (f) Indemnification.
     (i) In the event of the offer and sale of Registrable Securities held by Holders under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the written approval of, the

10

Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the foregoing shall not apply, and the Company shall not be liable, in any such case (A) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, or (B) to the extent that the Holders failed to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.
     (ii) As a condition to including any Registrable Securities to be offered by a Holder in the Registration Statement, each such Holder agrees to be bound by the terms of this Section 4(f) and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person within the meaning of the Securities Act of any such underwriter or other Holder, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, (A) insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, or (B) to the extent that the Holders failed to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder, and such Holder shall reimburse the Company, and each such director, officer, legal counsel and accountants, underwriter, other Holder, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or

11

settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that such indemnity agreement found in this Section 4(f)(ii) shall in no event exceed the gross proceeds from the offering received by such Holder.
     (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 4(f)(i) or Section 4(f)(ii) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 4(f)(i) or Section 4(f)(ii), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.
     (iv) In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 4(f)(iii) or in the case of the expense reimbursement obligation set forth in Section 4(f)(i) and Section 4(f)(ii), the indemnification required by Section 4(f)(i) and Section 4(f)(ii) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.
     (v) If the indemnification provided for in this Section 4(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (A) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to,

12

among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (B) if the allocation provided by clause (A) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.
     (vi) Indemnification similar to that specified in the preceding subsections of this Section 4(f) (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.
     Section 5. Miscellaneous.
     (a) Assignment of Rights; Successors and Permitted Assignees. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that a Holder may assign its rights under this Agreement without such restrictions to a Permitted Assignee as long as (i) such transfer or assignment is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become subject to the terms of this Agreement as a Holder; and (iii) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Shares with respect to which such rights are being transferred or assigned. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.
     (b) Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company:	Allis Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
Attention: Theodore F. Pound, General Counsel
Facsimile: (713) 369-0555

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with a copy (which shall not constitute notice) to:	Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attention: Robert V. Jewell
Facsimile: (713) 238-7135

If to the Investors:	To each Investor at its address set forth on Exhibit A

with a copy (which shall not constitute notice) to:	Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street , 44th Floor
Houston, Texas 77002
Attention: Jack Langlois
Facsimile: (713) 236-0822
or at such other address as any party shall have furnished to the other parties in writing.
     (c) Specific Performance. Each party to this Agreement agrees that any breach by it of any provision of this Agreement would irreparably injure the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which such parties are entitled at law or in equity.
     (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
     (e) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver. The Investors acknowledge that by the operation of this Section 5(e), the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of the Holders under this Agreement.
     (f) Headings and Cross References. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. Unless the context requires otherwise, all cross references in this Agreement refer to sections and subsections of this Agreement.
     (g) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     (h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

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     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(SIGNATURE PAGES FOLLOW)

15

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

ALLIS-CHALMERS ENERGY INC.

By:

Name:	Munawar H. Hidayatallah
Title:	Chief Executive Officer

INVESTORS:

BRIDAS INTERNATIONAL HOLDINGS LTD.

By:

Name:

Title:

BRIDAS CENTRAL COMPANY, LTD.

By:

Name:

Title:

ASSOCIATED PETROLEUM INVESTORS LIMITED

By:

Name:

Title:

EXHIBIT A
to Investors Rights Agreement
Investor Information

Name	Address
Bridas International Holdings Ltd.	Beaufort House, Road Town
Tortola , British Virgin Island
Facsimile: 1-284-494-2704
Attention: Mr. Atilio Martín Palmeiro

With a concurrent copy (which shall not constitute notice) to:

Interservices Management Company Limited
Avda. Leandro N. Alem 1134, Piso 14
(C1001AAT) Buenos Aires, Argentina
Facsimile: 54 -11- 4310-4598
Attention: Mr. Silvestre Asurey

Bridas Central Company, Ltd.	Beaufort House, Road Town
Tortola , British Virgin Island
Facsimile: 1-284-494-2704
Attention: Mr. Giovanni Dell’ Orto

With a concurrent copy (which shall not constitute notice) to:

Bridas Energy International SpA
Via Valtellina 17 – 7° piano
20159 Milano, Italy
Facsimile: 39-02- 69556617
Attention: Nestor Hugo Falivene

Associated Petroleum Investors Limited	Beaufort House, Road Town
Tortola , British Virgin Island
Facsimile: 1-284-494-2704
Attention: Mr. Manuel Horacio Baña

With a concurrent copy (which shall not constitute notice) to:

Interservices Management Company Limited
Avda. Leandro N. Alem 1134, Piso 14
(C1001AAT) Buenos Aires, Argentina
Facsimile: 54 -11- 4312-9205
Attention: Mr. Alejandro Pedro Bulgheroni

EXHIBIT B
to Stock Purchase Agreement
FORM OF
ESCROW AGREEMENT
     Escrow Agreement dated as of the effective date (the “Effective Date”) set forth on Schedule 1 attached hereto (“Schedule 1”) by and among the buyer identified on Schedule 1 (the “Buyer”), the sellers identified on Schedule 1 (the “Sellers”) and JPMorgan Chase Bank, N.A. as escrow agent hereunder (the “Escrow Agent”).
     WHEREAS, the Buyer and the Sellers are parties to that certain Stock Purchase Agreement dated April [___], 2006 (the “Stock Purchase Agreement”) pursuant to which the Buyer has agreed to acquire from the Sellers all of the issued and outstanding shares of DLS Drilling Logistics and Services Corporation, for cash and stock consideration, the stock consideration being particularly described on Schedule 1 (the “Stock Consideration”).
     WHEREAS, the Buyer and the Sellers have agreed to deposit in escrow with the Escrow Agent the Stock Consideration (the “Escrow Shares”) and corresponding stock powers with respect to such Escrow Shares (“Stock Powers”), which Stock Powers are delivered pursuant to Section 3.2(e) of the Stock Purchase Agreement, and the Buyer and Sellers wish such deposit to be subject to the terms and conditions set forth herein.
     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
     1. Appointment. The Buyer and the Sellers hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.
     2. Escrow Shares; Stock Powers. Simultaneous with the execution and delivery of this Escrow Agreement, the Sellers are depositing with the Escrow Agent the Escrow Shares and Stock Powers. During the term of this Escrow Agreement, the Escrow Shares and Stock Powers shall be held by the Escrow Agent; provided that Sellers shall be entitled to (i) exercise all voting rights with respect to the Escrow Shares, and (ii) all distributions or dividends received by the Escrow Agent in connection with the Escrow Shares shall promptly, without any written instruction, be paid over to Sellers’ account, in the case of cash distributions, or delivered to Sellers’ address in the case of distributions other than cash, as specified in Schedule 1. Periodic statements will be provided to the Buyer and the Sellers reflecting the number of Escrow Shares held under the Escrow Agreement. The Buyer and the Sellers, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Shares without any additional cost.
     3. Substitute for the Escrow Shares. At any time during the term of this Escrow Agreement the Escrow Agent will release all or a portion of the Escrow Shares to Sellers provided that Sellers deliver to Escrow Agent either (i) a letter of credit issued by JP Morgan Chase Bank, N.A., RBC Royal Bank or Citigroup Inc. in form and substance attached hereto as Exhibit A in the amount of the lesser of (a) the aggregate value of the Escrow Shares to be released and (b) US$35 million (or, in the event Sellers have previously paid amounts under the indemnification provisions under the Stock Purchase Agreement (whether directly or indirectly through the escrow), an amount equal to US$35 million less such amounts previously paid) that may be drawn upon as specified in the Escrow Agreement to satisfy any of Sellers’ indemnification obligations under the Stock Purchase Agreement or (ii) a copy of an insurance policy in form and substance reasonably acceptable to Buyer issued by an insurance company reasonably acceptable to Buyer in the amount of the lesser of (a) the aggregate value of the Escrow Shares to be released and (b) US$35 million (or, in the event Sellers have previously paid amounts under the indemnification provisions under the Stock Purchase Agreement (whether directly or indirectly through the escrow), an amount equal to US$35 million less such amounts previously paid). The termination date of such letter of credit or insurance policy shall be 10 business days after the date that is 18 months from the effective date of this Escrow Agreement (the “Substitute Collateral Termination Date”); provided that if the Escrow Termination Date is extended as provided under Section 6, Sellers shall, within the period between the date that is 18 months from the effective date of this Escrow Agreement and the Substitute Collateral Termination Date, substitute the existing letter of credit or insurance policy with a new letter of credit or insurance policy that has a revolving monthly term and balance in an amount that is equal to the lesser of (i) the amount of the claims for indemnification that have not been resolved or paid in full prior to the Substitute Collateral Termination Date and (ii) the balance under the letter of credit or insurance policy that is being replaced (or, in the event Sellers have previously paid amounts in satisfaction of their indemnification obligations under the Stock Purchase Agreement (whether directly or indirectly through the escrow), an amount equal to such balance less such amounts previously paid) (the “Substitute Collateral Amount”), which substitute letter of credit or insurance policy shall be reduced each month upon renewal by the amount of the claims for the indemnification that have been resolved or paid in full prior to such renewal; provided further, that if the Escrow Termination Date is extended and by the third business day prior to the Substitute Collateral Termination Date the Sellers have failed to replace the letter of credit or insurance policy that is terminating on the Substitute Collateral Termination Date with a new letter of credit or insurance policy in an amount that is equal to the Substitute Collateral Amount, the Escrow Agent shall be required to draw down an amount of cash proceeds under the existing letter of credit or insurance policy on the Substitute Collateral Termination Date in an amount equal to the Substitute Collateral Amount. Until distribution, such cash proceeds shall be invested in a JPMorgan Chase Bank, N.A. money market account, and any interest accruing on the balance in such account shall be for the benefit of Sellers, and paid over monthly to Sellers’ account set forth on Schedule 1.
     4. Distribution in Respect of Sellers’ Indemnities under the Stock Purchase Agreement. If the Buyer delivers to the Escrow Agent a certificate of the Buyer, executed by an authorized officer of the Buyer (a “Buyer’s Indemnity Certificate”), which Buyer’s Indemnity Certificate shall:
          (a) state that the Buyer is entitled to indemnification under Article 9 of the Stock Purchase Agreement (an “Indemnification Item”);
          (b) state the aggregate amount of such Indemnification Item; and

2

          (c) specify the nature and amount of each individual Indemnification Item, then the Escrow Agent shall, promptly upon receipt of such Buyer’s Indemnity Certificate, deliver a copy of such Buyer’s Indemnity Certificate via facsimile to the Sellers at the address provided for in Schedule 1.
     If the Sellers object to any amount claimed in connection with any Indemnification Item specified in any Buyer’s Indemnity Certificate, the Sellers shall, within 5 business days after delivery by the Escrow Agent to the Sellers of such Buyer’s Indemnity Certificate, deliver to the Escrow Agent a certificate (a “Sellers’ Indemnity Certificate”), (i) specifying each such amount to which the Sellers object and (ii) specifying in reasonable detail the nature and basis for each such objection. Promptly upon receipt of a Sellers’ Indemnity Certificate, the Escrow Agent shall deliver a copy of such Sellers’ Indemnity Certificate to the Buyer. If the Escrow Agent shall not have received a Sellers’ Indemnity Certificate objecting to the amount claimed with respect to an Indemnification Item within 5 business days after delivery to the Sellers of a Buyer’s Indemnity Certificate specifying such Indemnification Item, the Sellers shall be deemed to have acknowledged the correctness of the amount claimed on such Buyer’s Indemnity Certificate with respect to such Indemnification Item and the Escrow Agent shall promptly thereafter transfer to the Buyer an amount of Escrow Shares equal to the full amount claimed in the Buyer’s Indemnity Certificate as calculated in accordance with Section 5 (or draw down the letter of credit for the benefit of the Buyer or make a claim against the insurance policy in the event such letter of credit or insurance policy has been substituted by the Sellers for the Escrow Shares).
     If the Escrow Agent receives, within 5 business days after delivery to the Sellers of a Buyer’s Indemnity Certificate, a Sellers’ Indemnity Certificate objecting to the amount claimed with respect to any Indemnification Item specified in such Buyer’s Indemnity Certificate, the amount so objected to shall be held by the Escrow Agent. The Escrow Agent shall transfer to the Buyer, out of the Escrow Account a number of Escrow Shares equal to the amount claimed in the Buyer’s Indemnity Certificate but not contested in the Sellers’ Indemnity Certificate as calculated in accordance with Section 5 (or draw down the letter of credit for the benefit of the Buyer or make a claim on the insurance policy in the event such letter of credit or insurance policy has been substituted by the Sellers for the Escrow Shares), and shall not release additional Escrow Shares (or cause the letter of credit to be drawn down further or a claim to be paid under the insurance policy substituted for the Escrow Shares) except in accordance with either (i) written instructions executed both by an authorized officer of the Buyer and by the Sellers or (ii) a Final Judgment (as defined below), promptly after which time the Escrow Agent shall transfer to the Buyer a number of Escrow Shares (or cause the letter of credit to be drawn or the claim to the paid under the insurance policy) in an amount equal to the full amount set forth in the written instructions or the judgment, as the case may be. A “Final Judgment” means the final, non-appealable judgment of a court of competent jurisdiction in the State of New York.
     If the Buyer delivers to the Escrow Agent a certificate of the Buyer, executed by an authorized officer of the Buyer (a “Buyer’s Release Certificate”), which Buyer’s Release Certificate states that an Indemnification Item, in a specific amount, was satisfied by the Sellers independent of this Escrow Agreement, then the Escrow Agent shall promptly upon receipt of such Buyer’s Release Certificate transfer to the Sellers an amount of Escrow Shares equal to the

3

full amount identified in Buyer’s Release Certificate as calculated in accordance with Section 5 (or reduce by such amount the outstanding balance on the letter of credit or the coverage under the insurance policy in the event such letter of credit or insurance policy has been substituted by the Sellers for the Escrow Shares).
     At any time the Escrow Shares are distributed under this Escrow Agreement, the Escrow Agent shall deliver to the recipient (whether Buyer or Sellers) Stock Powers corresponding to the Escrow Shares so delivered to such recipient.
     5. Valuing the Shares to be Released from Escrow. For purposes of valuing the Escrow Shares under Sections 3 and 4 of this Agreement, the price per share shall be the “Average Trading Price”, which means the Weighted Average Period Price (defined below) of the Escrow Shares for the period of 5 Trading Days (defined below) ending immediately prior to the date that is 2 business days prior to the date on which (i) all or a portion of the Escrow Shares will be distributed by the Escrow Agent to Buyer in satisfaction of Sellers’ indemnity obligation under the Stock Purchase Agreement as provided in Section 4, (i) Sellers elect to substitute a letter of credit for the Escrow Shares, or (iii) Sellers elect and Buyer agrees to substitute an insurance policy for the Escrow Shares. “Weighted Average Period Price” of the Escrow Shares for any period means the quotient of (a) the sum of the Daily Dollar Trading Volume for each day during such period divided by (b) the aggregate number of shares of Escrow Shares traded during such period. “Daily Dollar Trading Volume” for each Trading Day during any period, means the Volume-Weighted Average Daily Price (defined below) for such Trading Day multiplied by the aggregate number of shares of Buyer’s common stock traded on such Trading Day. “Volume-Weighted Average Daily Price,” on any Trading Day, means the volume-weighted average price for the Escrow Shares on the AMEX (defined below), during the period beginning at 9:30:01 a.m., New York City time (or such other time as is the official open of trading at the AMEX) and ending at 4:00:00 p.m., New York City time (or such other time as is the official close of trading at the AMEX), as reported by Bloomberg Financial Services through its “Volume at Price” (LNG A [Equity] VAP [Go]) functions (or any successor function, or if there is no such function or such successor function, then as calculated by a nationally recognized investment bank). The volume-weighted average price shall be rounded to the nearest whole cent. “Trading Day” means a day during which trading in securities generally occurs on the AMEX. “AMEX” means the American Stock Exchange.
     6. Escrow Termination Date. The Escrow Shares shall be held in escrow for 18 months from the effective date of this Escrow Agreement (the “Escrow Termination Date”), and at the close of business on the Escrow Termination Date the Escrow Agent shall provide Sellers a notice that details the balance of such Escrow Shares, if any, held by the Escrow Agent, which shall be released to Sellers as promptly as possible after such date; provided that if on the Escrow Termination Date Buyer provides written notice to the Escrow Agent (with copy to Sellers) that claims, for indemnification under the Stock Purchase Agreement, have not been resolved or paid in full, the Escrow Termination Date shall be extended and the Escrow Agent shall continue to hold only that number of Escrow Shares having a value, determined in accordance with Section 5, as of the Escrow Termination Date equal to the lesser of (i) the amount of the claims for indemnification that have not been resolved or paid in full and (ii) US$35 million (or, in the event Sellers have previously paid amounts in respect of their

4

indemnification obligations under the Stock Purchase Agreement (whether directly or indirectly through the escrow), an amount equal to US$35 million less such amounts previously paid).
     7. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or in connection with the Escrow Shares. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Buyer or Seller. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
     8. Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 10 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.
     9. Fees. The Buyer and each Seller agrees jointly and severally to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including

5

reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.
     10. Indemnity. The Buyer and each Seller shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement (including, but not limited to, the Escrow Agent’s delivery of notices contemplated under Section 4 of this Escrow Agreement) except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Buyer or the Seller, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Shares (or substitute letter of credit or insurance policy) for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.
     11. Account Opening Information/TINs.
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
For accounts opened in the US:
     To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow us to identify relevant parties.
For non-US accounts:
     To help in the fight against the funding of terrorism and money laundering activities we are required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, we will ask for information that will allow us to identify you.
TINs:
     The Buyer and each Seller represent that its correct Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service (“IRS”) or any other taxing authority is set forth in Schedule 1. Upon execution of this Agreement, the Buyer and each Seller shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, which shall include the Buyer’s and Sellers’ TIN. In addition, all dividends or other income earned under the Escrow Agreement shall be promptly be paid to Sellers to the account set forth in Schedule 1 and reported by Sellers to the Internal Revenue Service or any other taxing authority. Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at

6

the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Buyer and the Seller. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.
     12. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:
          (a) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
          (b) on the next Business Day (as hereinafter defined) if sent by overnight courier; or
          (c) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.
     Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.
     13. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Schedule 1 attached hereto), whether in writing or by telecopier, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto (“Schedule 2”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Schedule 2. The undersigned is authorized to certify that the signatories on Schedule 2 are authorized signatories. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, (“Executive Officers”), which shall include the titles of ______, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may

7

rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Buyer or the Seller to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.
     14. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Receipt of the Escrow Shares (or substituted letter of credit or insurance policy) shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Sellers to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. In the event of any discrepancy or inconsistency between the provisions of this Escrow Agreement and the provisions of the Stock Purchase Agreement, the provisions hereof shall prevail and be deemed to reflect the intent and understanding of the parties hereto.
[Remainder of Page Intentionally Left Blank]

8

          IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth in Schedule 1.

ESCROW AGENT:

JPMORGAN CHASE BANK, N.A.

By:

Name:
Title:

BUYER:

ALLIS-CHALMERS ENERGY, INC.

By:

Name:

Title:

SELLERS:

BRIDAS INTERNATIONAL HOLDINGS LTD.

By:

Name:

Title:

BRIDAS CENTRAL COMPANY LTD.

By:

Name:

Title:

ASSOCIATED PETROLEUM INVESTORS LIMITED

By:

Name:

Title:

Signature Page to Escrow Agreement

Schedule 1
to Escrow Agreement

Effective Date: [ ]

Name of Buyer: ALLIS-CHALMERS ENERGY INC.
Buyer Notice Address: 5075 Westheimer, Suite 890
Houston, Texas 77056
Facsimile: (713) 369-0555
Attn: Theodore F. Pound, General Counsel

Buyer TIN: [ ]

Buyer Wiring Instructions:	[ ]
[ ]
[ ]
[ ]
Name of Sellers: BRIDAS INTERNATIONAL HOLDINGS LTD., BRIDAS CENTRAL COMPANY LTD., ASSOCIATED PETROLEUM INVESTMENTS LIMITED

Sellers Notice Addresses:	ASSOCIATED PETROLEUM INVESTORS LTD
Beaufort House, Road Town,
Tortola , British Virgin Island
Facsimile: 1-284-494-2704
Attention: Mr. Manuel Horacio Baña
Seller TIN: [ ]

With a concurrent copy (which shall not constitute notice) to:

Interservices Management Company Limited
Avda. Leandro N. Alem 1134, Piso 14
(C1001AAT) Buenos Aires, Argentina
Facsimile: 54 -11- 4312-9205
Attention: Mr. Alejandro Pedro Bulgheroni

BRIDAS INTERNATIONAL HOLDINGS LIMITED
Beaufort House, Road Town,
Tortola , British Virgin Island
Facsimile: 1-284-494-2704
Attention: Mr. Atilio Martín Palmeiro
Seller TIN: [ ]

With a concurrent copy (which shall not constitute notice) to:

Schedule 1-1

Interservices Management Company Limited
Avda. Leandro N. Alem 1134, Piso 14
(C1001AAT) Buenos Aires, Argentina
Facsimile: 54 -11- 4310-4598
Attention: Mr. Silvestre Asurey

BRIDAS CENTRAL COMPANY LTD.
Beaufort House, Road Town,
Tortola , British Virgin Island
Facsimile: 1-284-494-2704
Attention: Mr. Giovanni Dell’ Orto
Seller TIN: [ ]

With a concurrent copy (which shall not constitute notice) to:

Bridas Energy International SpA
Via Valtellina 17 – 7° piano
20159 Milano, Italy
Facsimile: 39-02- 69556617
Attention: Nestor Hugo Falivene

Sellers Wiring Instructions:	[ ]
[ ]
[ ]
[ ]
Stock Consideration/Escrow Shares: 2,500,000 shares of Allis-Chalmers Energy Inc. common stock, US$.01 par value

Investment: A trust account with JPMorgan Chase Bank.

Escrow Agent notice address:	JPMorgan Chase Bank N.A.
Worldwide Securities Services
4 New York Plaza – 21st Floor
NY, NY 10004
Attention: Ms. Sandra Frierson
Fax No.: 212.623.6168

Escrow Agent’s compensation: US$5,000 per annum without pro-ration for partial years.

Schedule 1-2

Schedule 2
to Escrow Agreement
Telephone Number(s) for Call-Backs and
Person(s) Designated to Instruct and Confirm Funds Transfer Instructions
If to the Buyer:

Name	Telephone Number	Signature

If to the Sellers:

Name	Telephone Number	Signature

Schedule 2-1

EXHIBIT A
to Escrow Agreement
FORM OF LETTER OF CREDIT
IF THIS LANGUAGE FOR THE STANDBY LETTER OF CREDIT IS TO BE USED THEN THE OBLIGORS/APPLICANTS
MUST SIGNIFY THEIR APPROVAL BY SIGNING-OFF ON THIS EXHIBIT.
APPROVED AS ISSUED
COMPANY:

By:	X

		AUTHORIZED SIGNATURE OF	DATE
OBLIGORS/APPLICANTS
(L/C ISSUE DATE)
OUR L/C NO.:

TO:	APPLICANT:
JPMORGAN CHASE BANK, N.A.	BRIDAS INTERNATIONAL HOLDINGS
WORLDWIDE SECURITIES SERVICES	LTD.,
4 NEW YORK PLAZA — 21ST FLOOR	BRIDAS CENTRAL COMPANY LTD.
NY, NY 10004	AND
ATTENTION: MS. SANDRA FRIERSON	ASSOCIATED PETROLEUM INVESTORS LIMITED

WE HAVE ESTABLISHED OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS DETAILED HEREIN SUBJECT TO ISP98

DOCUMENTARY CREDIT NUMBER:

DATE OF ISSUE:	(L/C ISSUE DATE)

BENEFICIARY:	JPMORGAN CHASE BANK, N.A. WORLDWIDE SECURITIES SERVICES 4 NEW YORK PLAZA — 21ST FLOOR NY, NY 10004 ATTENTION: MS. SANDRA FRIERSON

APPLICANT:	BRIDAS INTERNATIONAL HOLDINGS LTD., BRIDAS CENTRAL COMPANY LTD. AND ASSOCIATED PETROLEUM INVESTORS LIMITED

DATE AND PLACE OF EXPIRY:	(EXPIRY DATE) AT OUR COUNTER

DOCUMENT CREDIT AMOUNT:	USD(AMOUNT TBD)

AVAILABLE WITH:	(ISSUING BANK) (BRANCH) BY PAYMENT

ADDITIONAL DETAILS:
THIS LETTER OF CREDIT IS ISSUED PURSUANT TO THAT CERTAIN ESCROW AGREEMENT DATED [                     ] BY AND AMONG JPMORGAN CHASE BANK, N.A., AS “ESCROW AGENT’’, ALLIS-CHALMERS ENERGY INC., AS “BUYER’’, AND BRIDAS INTERNATIONAL HOLDINGS LTD., BRIDAS CENTRAL COMPANY LTD. AND ASSOCIATED PETROLEUM INVESTORS LIMITED, COLLECTIVE “SELLERS’’ AND IS AVAILABLE WITH [ISSUING BANK] AGAINST PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [ISSUING BANK] WHEN ACCOMPANIED BY THE DOCUMENTS INDICATED HEREIN.
BENEFICIARY’S DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF ITS OFFICIALS READING AS FOLLOWS:
“BENEFICIARY CERTIFIES THAT IT IS DRAWING UNDER THE LETTER OF CREDIT NUMBER                     , AS PERMITTED AND IN ACCORDANCE WITH THE ESCROW AGREEMENT, DATED AS OF                     , 2006.”
ALL CORRESPONDENCE AND ANY DRAWINGS HEREUNDER ARE TO BE DIRECTED TO [ISSUING BANK, BRANCH, SPECIFYING TIME, PLACE (WITHIN THE CONTINENTAL U.S.) AND LOCATION WITHIN THAT PLACE, PERSON TO WHOM, AND MEDIUM IN WHICH PRESENTATION MUST BE MADE].
WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED AND PAID AT SIGHT. PARTIAL DRAWINGS ARE ALLOWED.
THE NUMBER AND THE DATE OF OUR CREDIT AND THE NAME OF OUR BANK MUST BE QUOTED ON ALL DRAFTS REQUIRED.
EXCEPT AS OTHERWISE SPECIFIED HEREIN, THE LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”).
TO THE EXTENT THAT ISP98 IS NOT APPLICABLE, THIS LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

AUTHORIZED SIGNATURE

EXHIBIT C
to Stock Purchase Agreement
FORM OF LETTER OF CREDIT
IF THIS LANGUAGE FOR THE STANDBY LETTER OF CREDIT IS TO BE USED THEN THE OBLIGORS/APPLICANTS
MUST SIGNIFY THEIR APPROVAL BY SIGNING-OFF ON THIS EXHIBIT.
APPROVED AS ISSUED
COMPANY:

By:	X

		AUTHORIZED SIGNATURE OF	DATE
OBLIGORS/APPLICANTS
(L/C ISSUE DATE)
OUR L/C NO.:

TO:	APPLICANT:
JPMORGAN CHASE BANK, N.A.	BRIDAS INTERNATIONAL HOLDINGS
WORLDWIDE SECURITIES SERVICES	LTD.,
4 NEW YORK PLAZA — 21ST FLOOR	BRIDAS CENTRAL COMPANY LTD.
NY, NY 10004	AND
ATTENTION: MS. SANDRA FRIERSON	ASSOCIATED PETROLEUM INVESTORS
LIMITED

WE HAVE ESTABLISHED OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS DETAILED HEREIN SUBJECT TO ISP98

DOCUMENTARY CREDIT NUMBER:

DATE OF ISSUE:	(L/C ISSUE DATE)

BENEFICIARY:	JPMORGAN CHASE BANK, N.A. WORLDWIDE SECURITIES SERVICES 4 NEW YORK PLAZA — 21ST FLOOR NY, NY 10004 ATTENTION: MS. SANDRA FRIERSON

APPLICANT:	BRIDAS INTERNATIONAL HOLDINGS LTD., BRIDAS CENTRAL COMPANY LTD. AND ASSOCIATED PETROLEUM INVESTORS LIMITED

DATE AND PLACE OF EXPIRY:	(EXPIRY DATE) AT OUR COUNTER

DOCUMENT CREDIT AMOUNT:	USD(AMOUNT TBD)

AVAILABLE WITH:	(ISSUING BANK) (BRANCH) BY PAYMENT

ADDITIONAL DETAILS:
THIS LETTER OF CREDIT IS ISSUED PURSUANT TO THAT CERTAIN ESCROW AGREEMENT DATED [                     ] BY AND AMONG JPMORGAN CHASE BANK, N.A., AS “ESCROW AGENT’’, ALLIS-CHALMERS ENERGY INC., AS “BUYER’’, AND BRIDAS INTERNATIONAL HOLDINGS LTD., BRIDAS CENTRAL COMPANY LTD. AND ASSOCIATED PETROLEUM INVESTORS LIMITED, COLLECTIVE “SELLERS’’ AND IS AVAILABLE WITH [ISSUING BANK] AGAINST PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [ISSUING BANK] WHEN ACCOMPANIED BY THE DOCUMENTS INDICATED HEREIN.
BENEFICIARY’S DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF ITS OFFICIALS READING AS FOLLOWS:
“BENEFICIARY CERTIFIES THAT IT IS DRAWING UNDER THE LETTER OF CREDIT NUMBER                     , AS PERMITTED AND IN ACCORDANCE WITH THE ESCROW AGREEMENT, DATED AS OF                     , 2006.”
ALL CORRESPONDENCE AND ANY DRAWINGS HEREUNDER ARE TO BE DIRECTED TO [ISSUING BANK, BRANCH, SPECIFYING TIME, PLACE (WITHIN THE CONTINENTAL U.S.) AND LOCATION WITHIN THAT PLACE, PERSON TO WHOM, AND MEDIUM IN WHICH PRESENTATION MUST BE MADE].
WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED AND PAID AT SIGHT. PARTIAL DRAWINGS ARE ALLOWED.
THE NUMBER AND THE DATE OF OUR CREDIT AND THE NAME OF OUR BANK MUST BE QUOTED ON ALL DRAFTS REQUIRED.
EXCEPT AS OTHERWISE SPECIFIED HEREIN, THE LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”).
TO THE EXTENT THAT ISP98 IS NOT APPLICABLE, THIS LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

AUTHORIZED SIGNATURE

EXHIBIT D
to Stock Purchase Agreement
MUTUAL RELEASE
     THIS MUTUAL RELEASE (the “Mutual Release”) is being executed and delivered on this ___ day of                     , 2006, in accordance with Section                      of the Stock Purchase Agreement dated                                         , 2006 (the “Stock Purchase Agreement”), by and among BRIDAS INTERNATIONAL HOLDINGS LTD. (“BIH”), BRIDAS CENTRAL COMPANY LTD. (“BCC”), ASSOCIATED PETROLEUM INVESTORS LIMITED (“API”) and ALLIS-CHALMERS ENERGY INC. (“Buyer”). BIH, BCC and API are referred to herein each as a “Seller” and collectively as “Sellers.” Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Stock Purchase Agreement.
RECITALS
     A. Sellers and Buyer are Parties to the Stock Purchase Agreement.
     B. The execution and delivery of this Mutual Release by (i) Sellers and (ii) DLS Drilling Logistics and Services Corporation (the “Company”) is a condition to Sellers’ and Buyer’s obligations under the Stock Purchase Agreement as set forth in Section 6.13 of the Stock Purchase Agreement.
AGREEMENT
     Sellers and the Company, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, in order to induce Sellers and Buyer to consummate the transactions contemplated by the Stock Purchase Agreement, hereby agree as follows:
     1. Acknowledgement. Sellers and the Company acknowledge that execution and delivery of this Mutual Release is a condition to Sellers’ and Buyer’s obligations under the Stock Purchase Agreement and that Sellers and Buyer are relying on this Mutual Release in consummating the transactions contemplated by the Stock Purchase Agreement.
     2. Release by the Company. The Company hereby agrees as follows:
          2.1 Release of Seller Releasees. The Company, on behalf of itself and each of the Company Related Persons (as hereinafter defined), hereby releases, acquits, remises, exonerates and forever discharges each Seller and its respective past, present and future Affiliates (as hereinafter defined) and the officers, directors, managers, employees, agents, successors or assigns of each Seller and each such Affiliate (each a “Seller Releasee” and collectively, the “Seller Releasees”) from any and all claims, demands, inquiries, proceedings, investigations, counterclaims, arbitrations, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, including by or before any governmental authority whether known or unknown, suspected or unsuspected, both at law and in equity, which the Company or any of its respective past, present and future Affiliates and the officers, directors, managers, employees, agents, successors or assigns of the Company and each such Affiliate

(collectively, the “Company Related Persons”) now has, has ever had or may hereafter have against the respective Seller Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from Sellers and their Affiliates, whether pursuant to applicable law, the Articles of Incorporation, Operating Agreement and/or Bylaws of Sellers and their Affiliates, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Sellers, Buyer or the Company arising under the Stock Purchase Agreement or any other agreement entered into in connection with the closing of the transactions contemplated by the Stock Purchase Agreement.
          2.2 No Assertion. The Company hereby irrevocably covenants to refrain from and to use its reasonable best efforts to cause any Company Related Person to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Seller Releasee, based upon any matter purported to be released hereby.
          2.3 Indemnification. Without in any way limiting any of the rights and remedies otherwise available to any Seller Releasee, the Company shall indemnify and hold harmless each Seller Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by the Company or any Company Related Persons of any claim or other matter purported to be released pursuant to this Mutual Release.
     3. Release by Sellers. Each Seller hereby agrees as follows:
          3.1 Release of Company Releasees. Each Seller, on behalf of itself and each of the Seller Related Persons (as hereinafter defined), hereby releases, acquits, remises, exonerates and forever discharges the Company and its respective past, present and future Affiliates and the officers, directors, managers, employees, agents, successors or assigns of the Company and each such Affiliate (each a “Company Releasee” and collectively, the “Company Releasees”) from any and all claims, demands, inquiries, investigations, counterclaims, arbitrations, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, including by or before any governmental authority whether known or unknown, suspected or unsuspected, both at law and in equity, which each Seller or any of its respective past, present and future Affiliates and the officers, directors, managers, employees, agents, successors or assigns of each Seller and each such Affiliate (collectively, the “Seller Related Persons”) now has, has ever had or may hereafter have against the respective Company Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company and its Affiliates, whether pursuant to applicable law, the Memorandum of Association, Articles of Incorporation, Operating Agreement and/or Bylaws of the Company and its Affiliates, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Sellers, Buyer or the Company arising under the Stock Purchase Agreement or any other agreement entered into in connection with the closing of the transactions contemplated by the Stock Purchase Agreement.
          3.2 No Assertion. Sellers hereby irrevocably covenant to refrain from and to use their reasonable best efforts to cause any Seller Related Person to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Company Releasee, based upon any matter purported to be released hereby.
          3.3 Indemnification. Without in any way limiting any of the rights and remedies otherwise available to any Company Releasee, each Seller shall indemnify and hold harmless each Company Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by Sellers or any Seller Related Persons of any claim or other matter purported to be released pursuant to this Mutual Release.
     4. Severability. If any provision of this Mutual Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Mutual Release will remain in full force and effect. Any provision of this Mutual Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     5. Amendment; Governing Law. This Mutual Release may not be changed except in a writing signed by the Party(ies) against whose interest such change shall operate. This Mutual Release shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of law.
     6. Counterparts. This Mutual Release may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
     7. Interpretation. The Section headings contained in this Mutual Release are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Mutual Release. As used in this Mutual Release, the term “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. As used in this Mutual Release, the term “Affiliate” shall mean a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Mutual Release as of the date first above written.

SELLERS: BRIDAS INTERNATIONAL HOLDINGS LTD.
By:
Name:
Title:

STATE OF	)
)
COUNTY OF	)

     BEFORE ME, personally appeared                                                             , known to me as the                                          of BRIDAS INTERNATIONAL HOLDINGS LTD., a British Virgin Islands international business company, signed the attached instrument on this ___ day of                     , 2006.
     SWORN AND SUBSCRIBED TO BEFORE ME:

Notary Public

Commission Expires:	(SEAL)

BRIDAS CENTRAL COMPANY LTD.
By:
Name:
Title:

STATE OF	)
)
COUNTY OF	)

     BEFORE ME, personally appeared                                                             , known to me as the                                          of BRIDAS CENTRAL COMPANY LTD., a British Virgin Islands international business company, signed the attached instrument on this ___ day of                     , 2006.
     SWORN AND SUBSCRIBED TO BEFORE ME:

Notary Public

Commission Expires:	(SEAL)

ASSOCIATED PETROLEUM INVESTORS LIMITED
By:
Name:
Title:

STATE OF	)
)
COUNTY OF	)

     BEFORE ME, personally appeared                                                             , known to me as the                                          of ASSOCIATED PETROLEUM INVESTORS LIMITED, a British Virgin Islands international business company, signed the attached instrument on this ___ day of                     , 2006.
     SWORN AND SUBSCRIBED TO BEFORE ME:

Notary Public

Commission Expires:	(SEAL)

COMPANY: DLS DRILLING LOGISTICS AND SERVICES CORPORATION
By:
Name:
Title:

STATE OF	)
)
COUNTY OF	)

     BEFORE ME, personally appeared                                                             , known to me as the                                          of DLS DRILLING LOGISTICS AND SERVICES CORPORATION, a British Virgin Islands international business company, signed the attached instrument on this ___ day of                     , 2006.
     SWORN AND SUBSCRIBED TO BEFORE ME:

Notary Public

Commission Expires:	(SEAL)

LIST OF DISCLOSURE SCHEDULES
to Stock Purchase Agreement
The following disclosure schedules (each as more fully described in the above Stock Purchase Agreement) have been omitted in accordance with Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). Allis-Chalmers Energy Inc. (the “Registrant”) agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule; provided, however that the Registrant may request confidential treatment pursuant to Rule 24-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.
Schedule 1.1(a)
Schedule 1.1(b)
Schedule 4.1(a)
Schedule 4.2(a)
Schedule 4.2(c)
Schedule 4.4
Schedule 4.6
Schedule 4.8
Schedule 4.9
Schedule 4.10(a)
Schedule 4.10(b)
Schedule 4.12
Schedule 4.13(a)
Schedule 4.14
Schedule 4.14(h)
Schedule 4.15(a)
Schedule 4.16(a)
Schedule 4.17
Schedule 4.19(b)
Schedule 4.19(c)
Schedule 4.20(a)
Schedule 4.20(b)
Schedule 4.21
Schedule 4.22(a)
Schedule 4.22(d)
Schedule 4.22(i)
Schedule 4.23
Schedule 4.24(a)
Schedule 4.24(b)
Schedule 4.24(c)
Schedule 4.27
Schedule 4.29
Schedule 5.4
Schedule 8.2(i)